GOOD GOVERNANCE CODE

GRUPO BANCOLOMBIA

(August 27th, 2024)

INTRODUCTION
For GRUPO BANCOLOMBIA (hereinafter referred to as “the Group”), a business culture based on transparency, integrity and responsible decision taking allows us to achieve its purpose: promote sustainable development to attain everyone’s welfare and contributes to foster trust and generate value of the companies that are part of it.

This Good Governance Code (hereinafter referred to as “The Code”), the first version of which was issued in 2001, includes direction, administration, and control measures aimed at consolidating and preserving good governance and integrity in business, as objectives with which we are committed to our investors and other groups of interest, and that are permanently being reviewed in order to incorporate the best practices.

SECTION 1. GENERAL PRINCIPLES OF GOOD GOVERNANCE AT “GRUPO BANCOLOMBIA”
Application Scope. The Companies´ shareholders, senior management and employees are recipients of this Code; therefore, they must comply with its provisions and with the purpose of its principles and policies as a model of action.

Reach. The Code is designed to be adopted by the Companies, in order to guarantee that the corporate governance policies are aligned. Therefore, it is the Companies’ Boards of Directors’ or the competent bodies responsibility to ensure that the Code is incorporated as a corporate document, with the particularities that may be applicable.

When reference is made in this Code to the “Companies” or the “Company”, it shall be understood that is referred to the companies that are part of the Bancolombia´s Business Group, the companies controlled directly or indirectly 100% by Bancolombia S.A. (hereinafter “Bancolombia” or the “Bank”), and those subordinate companies that voluntarily decide to adopt the Code, with the particularities that may be applicable, in accordance with their size, jurisdiction, and the restrictions inherent to their business. When reference is made to “Bancolombia” or the “Bank”, it shall be understood that the provisions apply exclusively to this company as the parent company of the Group.

The Bancolombia´s Business Group its formed by Bancolombia and its subordinates that carry out financial, stock exchange or similar activities. The companies that are part of the Business Group may be consulted in the Certificate of Existence and Legal Representation issued by the Chamber of Commerce (“Business Group” or “Bancolombia´s Business Group”).

Competent Body to Issue Good Governance Policies and Measures. The Code is a document complementary to the Company’s Bylaws or Articles of Incorporation (hereinafter “Bylaws”), which shall be updated and adjusted to the business’s dynamics and evolution. Bancolombia’s Board of Directors, as the Group’s parent company is responsible for the creation, modification and repeal of the provisions related to the Group’s good governance. Notwithstanding the foregoing, the Boards of Directors of the other Companies, in the adoption of the Code, may approve for the Companies, the modifications that may be applicable, in accordance with the procedure defined in this Code.

Bancolombia´s Good Governance Committee will be the competent body to previously study Bancolombia's proposals for statutory reforms regarding corporate governance measures and the Code and present to Bancolombia’s Board of Directors said proposals for consideration.

When any of the Companies needs to adopt a policy or measure of good governance based in their business or applicable regulations, or if they have concerns in the application of the provisions, Bancolombia´s Legal Vice-president and Secretary General will be the body in charge of providing clarity and guidance on such matter prior to its presentation to the respective Board of Directors.

Good governance for Stakeholders. With respect to good governance, it is acknowledged as its main stakeholders, but not limited to them, the shareholders and/or investors, the administrators (Directors, Senior Management and main executives), employees, suppliers, customers and financial consumers, internal and external control bodies and each of the Company’s control and supervision bodies.

In the Group, relations with stakeholders must be conducted within legal, transparency and sound business practices framework, with respect, a collaboration spirit and equitable treatment. For this purpose, the Companies must encourage and promote active participation and cooperation to create value, to share relevant information in a complete and timely manner on issues where they participate according to laws and regulations in force and promote an effective conflict solution with its stakeholders.

SECTION 2. GOOD GOVERNANCE PRINCIPLES AND MEASURES RELATED TO SHAREHOLDERS. SHAREHOLDERS´ ASSEMBLY’S INTERNAL RULES
Each company recognizes a shareholder as the person or entity registered in its Shareholder Registration Book or electronic means, indicating the number of subscribed and registered shares and under the conditions set in current regulations applicable to each company.
In relation to good governance, the companies’ shareholders are a group of great importance and therefore are granted with a set of rights, prerogatives, benefits, and duties consistent with legal provisions, Bylaws and in this Code.
All shareholders shall have, among others, the possibility to know and exercise their rights, to make relevant observations to the management, and to propose amendments or making pertinent proposals for the better performance of the Company of which they are shareholders.

The Companies shall commit to:
a.Recognize and promote its shareholders’ rights.
b.Disclose duties and obligations of its shareholders with the Group’s companies.
c.Disclose the operating regulation of the general shareholder’s meeting, in order to promote shareholders’ participation.
d.With regard to Bancolombia, set necessary mechanisms so that shareholders become duly informed about the main figures and indicators of the Bank’s businesses and those of the most relevant affiliated Group’s companies, the ratings obtained, the general financial, and risk policies, and all other topics related to share issuance.

2.1. Shareholder’s Rights
In addition to other rights set forth in laws and the Bylaws, each Company provides its shareholders with the following rights:
a. Dividends: To have a participation of the dividends as established by the Company’s Shareholders’ Assembly, according to the type of shares they hold, provided that there is distribution of the same.

b. Exercise of political rights: According to the type of shares owned, to participate and vote in the General Shareholders’ Assembly to make the corresponding decisions, including the appointment of bodies and dignitaries who, according to law and bylaws, should be elected. Likewise, shareholders shall be entitled to have effective mechanisms to be represented in the meetings. Bancolombia’s shareholders who represent 5% or more in the share capital of the company, shall be given the opportunity to request, in the beginning of the Assembly meeting where any reform to the company’s Bylaws is intended to be made, shall be given the opportunity to request, at the beginning of the Assembly meeting where any reform to the company’s Bylaws is intended to be made, the revision and voting of some articles in a separate or independent manner due to the significance or impact that a change may generate and to request the revision of other group of articles so that the analysis can be made based on an article-by-article basis. When such a request is rejected, the petition shall be voted on in a comprehensive manner.

Said request must be duly supported and presented to the Assembly meeting’s Chairman, who shall inform all other shareholders of the content of the petition. Without prejudice to the foregoing right and in order to guarantee the effectiveness of the meetings, all petitions the shareholders make with the exclusive purpose of delaying the meeting without a justified reason or petitions not duly supported to result in an individual revision of the articles to be reformed shall be rejected.
c. To transfer or assign their shares, as contemplated by law, the Bylaws, and shareholders’ agreements, if any; and to know the share registration methodology and the identity of the Company’s main shareholders, as established by the applicable law.

d. To have access to the company’s public information in a clear, timely, integral, and complete manner, so that they can make decisions on their investment in the company and to receive from the President and the Board of Directors the Annual report of business management and of the economic and financial state of the Companies.

e. To make recommendations about good governance, in the case of Bancolombia, through Bancolombia’s Investor Service Office.

f. To associate themselves to exercise their rights.
g. To request, together with other shareholders, calls to meetings, as contemplated in provisions contained herein, in the Bylaws or by law.
h. Right to withdraw: With respect to Bancolombia and the financial companies with domicile in Colombia, shareholders shall be entitled to exercise their right to withdraw as contemplated in the applicable provisions of each Company. This right may be exercised when, in case of an agreed merger, the resulting exchange relationship of the technical study is modified by a decision made by a majority exceeding eighty five percent (85%) of subscribed shares of each of the interested entities.

In this case, the shareholders who are not in agreement with the new relationship, shall have the right to withdraw. When a company’s shareholder decides to exercise this right, the Company shall pay the shares at the relevant price in cash within a month following the date when the meeting where the merger was decided; such acquisition shall be paid by the Company, in the form of reduction of capital or acquisition of own shares, as contemplated by the supervisor. The price of such shares shall be equal to each share price used as the basis for the exchange relationship proposed in the technical study.
Likewise, shareholders shall be entitled to exercise their right to withdraw in the spinoff events where such a right may be applicable, as set forth in relevant applicable regulations. In all cases, the right to withdraw shall be subject to provisions of norms in force.

i. Special Audits for Bancolombia: A Shareholder or a group of shareholders having a participation equal to or exceeding five percent (5%) of Bancolombia’s capital, percentage deemed as sufficiently representative and from which financial legislation and Stock Market legislation recognizes certain rights to shareholders, shall be entitled to request, before the Presidency or the

Bank´s Investor Service Office, an authorization to hire, at the shareholder’s or group of shareholders’ expense and responsibility, special audits based on the following terms:

• Special audits shall deal with matters different that those audited by the External Auditor.

• Special audits shall be conducted within ten (10) business days of the Ordinary Assembly of Shareholders held during the first quarter each year, and within the first ten (10) business days of October each year.

• When conducting a special audit, under no circumstances, the violation of the Company’s rights, its information or its customers’ information, its projects, its contracts deemed as competitive benefits or any document deemed as confidential or restricted information or that of third parties will be allowed, as contemplated in current regulations in force applicable to the Company.
• Special audits cannot be conducted about industrial confidential information or with respect to topics covered by legislation about intellectual property rights or information over which there is a confidentiality commitment.
• Special audits shall only cover the information and documentation the Company possesses and has held for two years or less, as long as it is directly related to the purpose of the audit.
• Under no circumstances, special audits shall affect normal operation of the Company or its managers’ autonomy and competence, as contemplated by law and Bylaws.
• A request to conduct special audits shall be made in writing no later than one (1) month prior to the date the special audit will be conducted, indicating clear reasons and facts such a request is based on, specific topics for the audit consistent with the cited reasons and the duration time which should not exceed fifteen (15) calendar days. The request should include specific information to have access to, and no general, unspecific or ambiguous requests will be admitted.
• Such a request shall be filed with the Company Presidency or Bancolombia’s Investor Service Office.
• The Board of Directors, through its Good Governance Committee, shall analyze the relevance of the audit and authorize or deny the audit, informing the shareholder about this decision within fifteen (15) calendar days from the date of receipt of the request.
• All firms hired to conduct such audits shall at least have the qualification of the Fiscal Audit designed by the Company’s Shareholders’ Assembly for the relevant period and known as a firm with professional expertise and reputation. Additionally, the audit firm shall accredit independence criteria with respect to competitors of the Company to be audited, with no conflicts of interest.
• The Bank shall set a space and assign people responsible for the execution of special audits.
• Work documents provided to the special auditor or audit firm conducting the special audits, as well as the audit results, shall be subject to confidentiality and will be retained by the Company. No physical or electronic copies of the consultation documents will be provided. The Bank reserves its right to take necessary measures to assure confidentiality of documents and release of the Company’s confidential information.
• The Company shall keep the results obtained for at least a period of time not less than five (5) years from its issuance date.
• The audit results will not be disclosed without prior written consent of the Company.

Whenever the Audit request comes from a shareholder who directly or indirectly is also a shareholder or beneficial owner of 0.5% or more of the voting rights or is an employee at a financial institution that is Bancolombia´s competitor, the board of directors may reserve its right to supply sensitive information, proposing the measures it deems pertinent to protect it, including the establishment of "clean teams" with the special auditor or firm that performs the specialized audits.

j. Equitable treatment of shareholders: Shares of Bancolombia and those of the financial Companies domiciled in Colombia shall be registered and capital shares, and may be common shares, preferred shares or shares with preferred dividend and with no voting right.
Bancolombia’s Companies shall assure all its shareholders an equitable treatment, bearing in mind that each shareholder shall have the same rights according to the kind and number of shares owned.

Consequently, the Companies shall assure that all shareholders are treated equally within their same class and therefore assure timely and complete response to their inquiries, claims, and petitions presented relating to information associated to topics of mandatory disclosure, information about the Corporate Governance and, in general, legal, statutory or contractual non-confidential information or information that can damage the company’s interests. All without prejudice of the events where, due to regulatory circumstances or directions of competent authorities, any specific information must be disclosed to a specific shareholder.
In Bancolombia, shares with preferential dividends will not confer upon their holder the right to vote in a Shareholders’ Meeting, except for cases set forth in the Company’s Bylaws and in legal provisions regulating such matter. When such a case occurs, Bancolombia will promptly inform these shareholders, so that they can exercise their right to vote or grant necessary powers to be represented at meetings. In any case, Bancolombia will ensure that these shareholders with a preferential dividend and without the right to vote, are duly notified of the Shareholders’ Meetings in which they must be summoned and that they have the opportunity to be represented at the meetings where their vote may be required, and they should appoint a spokesman to represent them.

k. Shareholders’ Representation: Shareholders are entitled to be represented in all assembly of shareholders through a written power. Representatives should identify themselves as contemplated in relevant legal regulations.
In Colombia, the Company’s managers and employees are not entitled to exercise powers to represent third parties’ shares in the Shareholders’ Meeting of the Company of which they are managers or employees, or replace powers granted. They do not have right to vote, not even with their own shares, to make decisions intended to approve balance sheets and end-of-year accounts or liquidation accounts.

In the same way, an employee who is also a shareholder of the respective Company with domicile in Colombia and has decided to represent his/her shares in an Shareholders’ Meeting or have representation in those meetings through a power, should expressly inform, when requesting his/her credential or in the power granted, his/her condition as a shareholder and employee so that his/her vote cannot be taken into account when approving the financial statements.
Except for provisions of paragraph above, managers or employees of the respective Company shall be entitled to exercise the political rights inherent to their own shares and those shares they may be representing when acting as legal representatives or in those cases expressly set forth in current regulations in force.
With the purpose of assuring an equitable treatment of shareholders and avoiding potential conflicts of interest, the following prohibitions are included addressed to directors and employees of the Company, as well as to the entity in charge of managing the Bank’s shareholders book, if such administration is under the responsibility of a third party.
•To promote, encourage or suggest the shareholders to grant blank powers where the name of the representative in Shareholders’ Meetings is not clearly defined.
•To receive from shareholders relevant powers to attend the meetings, where the name of relevant representative is not clearly defined.

•To admit powers granted by shareholders as valid documents when not in compliance with legal requirements. Powers should be granted in writing indicating the representative’s name, his/her deputy (if any), and, if such is the case, the date of the meeting. Legal entities granting a power should attach a recent certificate as evidence of their existence and representation as contemplated by law. To suggest or specify the name of those people to act as representatives in the shareholders’ meetings.
•To recommend the shareholders to vote for a specific list. This does not prevent the Board of Directors or the President, in exercise of their duties, from submitting proposals for consideration before the meeting.

•To coordinate or agree with any shareholder or any shareholder’s representative, a vote in favor or against any proposal submitted in the meeting.

Actions described above shall be also prohibited when they are executed through proxy, intermediary or third party.
l. Mechanisms to avoid capital dilution: In relation to companies that issue shares in the stock market in Colombia, when an increase of subscribed capital with the waiver of the right of preference for the subscription of shares, merger, spin-off or segregation, the company’s Board of Directors shall provide shareholders, during the term of the meeting call, with a report containing the main terms of the transaction to be executed. The report shall include an opinion of an independent external advisor hired by the company for such a purpose. Regarding a merger, spinoff, or transformation the term to submit reports shall be of at least fifteen (15) business days prior to the date of the meeting.
m. Incorporation of new items in the ordinary meetings’ agendas: Notwithstanding legal provisions, Bancolombia’s shareholders shall be entitled to request the company’s management the inclusion of additional items in the agenda. For this purpose, they shall comply with relevant procedures set forth in this Code.
The request to include new items in the ordinary meeting agenda shall be received in writing, addressed to the President of the Company or the Secretary General at the company’s main domicile address, or through the Investor Service Office within five (5) calendar days following the call to the meeting. The request shall contain the reasons to request the inclusion of the item.
The Company shall respond any request received indicating in writing whether the request has been accepted; when the request is rejected, relevant reasons shall be provided.
When a request to include new topics in the agenda is made by a shareholder or a group of shareholders representing five percent (5%) or more of the Company’s stock capital, and such a request is going to be rejected, the reasons for such a rejection shall be informed to the Board of Directors through its Good Governance Committee.

When the inclusion of new topics is accepted in the agenda, the management, with prior approval of the Board of Directors, shall publish on relevant website, no later than fifteen (15) calendar days prior to the meeting’s date, the new agenda of the meeting. The publication may be carried out with less advance notice prior to the date of the meeting, taking into account the terms required by the management and/or the Board of Directors to implement the procedure set forth herein.

n. Presentation of proposals: Bancolombia shall present the shareholders through its website and prior to the meeting all proposals of the Board of Directors, the management or the shareholders, provided that they have already been accepted.
According to the foregoing and in order to guarantee the domestic and international shareholders’ right to be informed about the proposals made in the meeting and to be able to prepare their vote, shareholders interested in presenting proposals shall, in compliance with the Corporate Governance provisions, present such proposals in writing through the President’s Office or the Secretary General’s Office or the Shareholder and Investor Service Office, at least three (3) business days before the date of the meeting. The foregoing, notwithstanding the applicable legal provisions in Colombia.

2.2. Main Obligations of the Shareholders
By the purchase of their shares, the Companies’ shareholders herein accept to comply with Bylaws and rights and obligations contemplated in the Good Governance Code. The main obligations are as follows:
a. To provide the information required by law, the Bylaws and this Code. To keep the Company informed about their current address or that of their legal representative or proxy, whatever the case may be, so all notifications or communications can be sent to that address and have an effective and direct contact with them, when necessary.
b. Transfer of shares can be made through agreement between the parties, but, in order for the transfer be duly and validly executed with respect to the Company and third parties, the shareholder executing the transfer shall report such transfer to the Company or to whoever keeps the shareholders' register; the document should include the number of shares to be transferred and full name and identification of the transferee, in order to make relevant registration of the operation in the shareholder registration book or to make relevant electronic registration, all without prejudice of the previously mentioned steps and procedures set forth in the Company’s By-laws or in the applicable rules to transfer shares to third parties, as well as internal procedures related to prevention and control of money laundering and terrorist financing.
c. In the instance of Bancolombia, to comply with norms set forth to execute inspection right.
d. In the instance of Bancolombia, to comply with the procedure set forth in this Code in order to request the inclusion of items in the agenda or to present proposals before the meeting.
e. In case of participation in meetings, such intervention shall be made with respect and in a short and timely manner and related to the topic being discussed, according to provisions set forth in this Good Governance Code. This is also an obligation for the shareholders’ representatives.

f. Inform the Companies in an accurate, timely and complete manner, the data required by them to report and update the information of their beneficial owners in the Unique Registry of Beneficial Owners, in accordance with the applicable regulations.

2.3. Relationship between the Shareholders and the Company
Shareholders shall act with loyalty and in good faith with the Company they have shares in, refraining themselves from participating in actions or conducts where there is a conflict of interest, or which may result in offenses related to money laundering or terrorist financing. They must also refrain from engaging in any act or conduct intended to hide assets derived from criminal activities, and in general, any act or conduct that harm the Company´s interest, or that imply the company’s confidential information be disclosed or its sustainability is at risk.
Business relations of the Company with its main shareholders shall be conducted within the limitations and conditions set forth in relevant norms and, in all cases, under the market conditions. Section nine (9) herein sets forth the principles and measures related to management of Bancolombia's Transactions with Related Parties.
2.4. Policies related to the exercise of political rights of Colombian Pension Fund Management Companies (“AFPs”)
Bancolombia, based on the existent legal regulations in place in Colombia relating to AFPs (Pension Fund Management Companies) that make investments in the Bank’s shares with third parties’ funds, has implemented the following policies so that such companies can legally exercise their political rights:

a. Without prejudice of the inspection right AFPs have as shareholders and with the purpose of providing a timely, clear, and accurate information that allows them to exercise their voting right, Bancolombia shall take care of any request, petition and requirements of information before the meetings held by the people assigned by the AFPs. For this purpose, the AFPs will be required to assign a representative by means of whom the pending information relating to topics of the meeting agenda will be disclosed.
b. The Bank shall be entitled to request a certification evidencing that the person assigned does not have conflicts of interest with Bancolombia to access the information to be provided.
c. With the purpose of assuring an equitable treatment and access to information under equal conditions for all shareholders, Bancolombia will make available to the other shareholders the answers given to the AFPs. In all cases, Bancolombia shall not provide information related to its customers or users, information related to special projects or strategic information about businesses, personal data of its managers, contracts that may constitute competitive advantages, or other documents that may be deemed confidential, reserved or information about third parties, in compliance with applicable regulations and internal policies set forth by Bancolombia.
d. When the agenda of the Assembly meeting includes a proposal for the election of the Auditing Company, Bancolombia, in addition to complying with the policies set forth for the assignment of such company in this Good Governance Code and legal provisions, shall publish on its website the proposal already approved by the Audit Committee, as well as all other criteria taken into consideration for such a proposal.

e. When the agenda of the Assembly meeting includes a proposal for the election of the Board of Directors, Bancolombia shall inform about the proposals previously presented by shareholders and taken into consideration by the Good Governance Committee that complied with requirements established by law, the Bylaws and this Code, by publishing on its website a brief summary on each candidate’s profile and the result of the evaluation.
f. In case of reelection of the Board of Directors, information will be given about the attendance of such members to the meetings (Board of Directors and supporting Committees).
g. Likewise, Bancolombia shall provide, within its possibilities, all certifications requested by Colombian AFPs, certifying whether or not a candidate is a person independent from the relevant AFP.
h. In relation to statutory reforms, Bancolombia shall publish on its website the most relevant aspects to be modified and the reasons alleged to present such a proposal.
2.5. Operative Rules of the Shareholders’ General Meeting for Colombian Companies
The Company’s highest management body is the Shareholders’ General Meeting and its implementation guidelines listed below will be addressed. In the case of Bancolombia, the meeting will also be governed by the provisions contained in Chapter VIII of the Bylaws.
a. Convening the Shareholders’ Assembly meetings: Without prejudice of the mechanisms set forth in the Company’s Bylaws to convene shareholders’ meetings or shareholders’ boards, the Companies that are going to hold the meeting and have a significant number of shareholders located in different parts of the territory, shall use electronic mechanisms to disclose and convene the meeting and the agenda to be discussed. In the case of Bancolombia, the call shall also be published on the company’s website.
b. Right to inspection: With at least fifteen (15) business days before the date set for the General Shareholders’ Assembly meeting of Companies with domicile in Colombia, shareholders will have access to the financial statements, the managers’ reports, and all other documents and information at the main office facilities, as necessary to make relevant decisions. In relation to Companies where a different term applies by law or in accordance to their Bylaws, and the Companies domiciled abroad, the right to inspection or right to information for shareholders shall be understood as within the terms set by law or by the Bylaws.

In the case of Bancolombia, and with the purpose of assuring and protecting the Bank’s information, a procedure which allows having more clarity, transparency, and effectiveness for exercising the right to inspection will be implemented, and such a document shall be made available on the Company’s website and will be binding upon the parties who intend to make an inspection on the Bank’s books and documents.
The Companies shall promote access to the information of all its shareholders. Bancolombia shall make available on its website all necessary information to make decisions during the meeting, such as financial statements, profit distribution project, and management report. The proposals shall be published on the website as soon as they are presented to the management.

c. Presiding and installation of the Assembly: The Bank´s shareholders Assembly shall be presided by the Bank´s President; in the absence of the Bank´s President it will be presided by the members of the Board of Directors, in its order; in absence of all of the aforementioned, the meeting shall be presided by the meeting assistant whom the Assembly designates by majority vote of the represented shares. The Bank´s Secretary shall act as Secretary of the Assembly, and in absence of the Bank´s Secretary, the Assembly´s Secretary shall be designated by the Assembly’s president. The Assembly shall be installed by the President, which shall then continue to proceed with the verification of the quorum, the reading and approval of the Assembly’s agenda and the election of the scrutiny, approval and signing committee of the minutes.

d. Agenda: The Agenda proposed for the shareholders at the beginning of regular or special Assembly of Shareholders, shall include several businesses to be treated in such a way that they cannot be confused with other businesses, keeping a logical order, except for those topics which should be discussed together due to their association.
The Companies shall refrain from promoting in the agendas of the meetings expressions such as “proposals and miscellaneous,” “miscellaneous,” and “other businesses,” and have defined, within the terms indicated in this section, relevant procedures so that shareholders interested in presenting proposals can do so in advance.
In addition to aspects respect to which this is a legal requirement, in Colombian companies the following topics or decisions shall only be analyzed and developed by the Shareholders’ Assembly, only when they have been expressly included in the convening of the shareholders´ meeting: change of trade purpose, waiver to right of preference, change of trade domicile, advanced dissolution, and segregation (improper spinoff). In the case of Bancolombia, in addition to the aforementioned matters, the election of members of the Board of Directors may only be analyzed and discussed by the Shareholders´ Assembly if it is explicitly included in the notice, in accordance with the provisions set forth in the Bylaws.
e. Information: Shareholders shall be entitled to make questions or request supplementary information or clarifications about the businesses of the agenda through the Investor Service Office or the Secretary General’s Office, during the period set to exercise the right to inspection. The Company shall make available to the shareholders all answers given. The Companies shall not provide information protected by the commercial and industrial reserve of the company, information that exceeds the right of inspection legal scope, or information classified as “Confidential” in accordance with applicable regulation and the policies established by Grupo Bancolombia.

f. Kinds of meetings: There will be an ordinary assembly meeting for the Companies in Colombia each year by of before March 31st, in order to analyze the Company’s situation, appoint directors and all other officers according to the periods set for each position, consider reports, accounts, and end-of-year balances, resolve about profit distribution, and agree on all resolutions deemed as appropriate for assuring compliance with the Company’s trade purpose.

In the case of Bancolombia, the President and the Secretary shall lead the presentation of the agenda, notwithstanding the participation of other directors, as disposed by the President. Following section 3.3. of this code, the Audit Committee’s President of Bancolombia and, in the absence of the latter, any of its members, shall present the information regarding the Audit Committee projects or activities.

There will be a extraordinary meeting when required for the Company’s emergencies or unforeseen needs, through notice made by the Board of Directors, the President or the Auditor, or when applicable regulation do not provide otherwise with respect to the legitimacy to convene an assembly, by request made by a number of shareholders representing not less than ten percent (10%) of subscribed shares. The meeting shall not discuss topics different from the ones contemplated in the Meeting Agenda described in the notice, except for decision made by the number of shareholders demanded by law and upon completion of the Agenda.
If the General Assembly meeting it is convene by a plural number of shareholders, these shareholders must send a communication addressed to the Board of Directors, the President of the Company or the Auditor, as applicable, with a copy to the Company's secretary, in which they shall provide (a) the name of the shareholders requesting the General Assembly call notice, (b) the number and class of shares owned by such shareholders, (c) the proposed agenda for the meeting to be included in the meeting call notice, and (d) the justification of the proposals to be submitted for consideration of the General Assembly. In the case of Bancolombia, the justification shall be available to the other shareholders on the Company's website during the meeting call notice period. Shareholders who submitted the request for a meeting may withdraw the request at any time before the notice is published. Once the request is sent and the notice of the extraordinary meeting is published, the requesting shareholders will not be allowed to modify the proposed agenda.

g. Meeting Suspension: When there are extraordinary circumstances that avoids the normal development of the meeting of assembly, the shareholders shall be entitled to request suspension of the meeting during a period of time necessary to reestablish conditions to continue with the meeting or they shall be entitled to postpone the meeting the number of times decided by a majority of shareholders; that is, at least fifty one percent (51%) of shares represented at the meeting.
In all cases, deliberations cannot take longer than three days, except for those cases where all subscribed shares are represented.
h. Intervention of shareholders in the meetings: When developing the agenda, shareholders shall be entitled to have an intervention in those topics related to the business being developed in the agenda. Each shareholder having an intervention shall identify himself/herself indicating full name and citizenship card number. In the case of a proxy, he/she should provide the name of the shareholder he/she is representing. Each intervention cannot exceed five (5) minutes.
i. Quorum to Deliberate and Make Decisions: A quorum necessary to deliberate and make decisions in the meetings shall be the number of shareholders with voting right, representing 50% plus 1 of subscribed and paid-up shares, except when regulations demand a special quorum for specific meetings.
As a general rule, decisions made by the Shareholders’ Meeting shall be adopted by the majority of votes corresponding to shares with right to vote duly represented in the meeting, bearing in mind that each share gives the right to a vote, except as contemplated by law and the Company’s Bylaws.
Decisions adopted by the Shareholders’ Meeting shall be binding upon all shareholders, without prejudice of legal provisions in force with respect to absent or dissident shareholders.

j. Minutes. The events of the meeting will be recorded in a minute book. The minutes shall be signed by the Assembly’s President and Secretary and shall be approved by committee composed by two persons elected by the Assembly in the same meeting.

k. Discrepancies in Shareholders’ Criteria: Discrepancies in shareholders’ criteria in relation to the general operation of the company, its operations, projects, and businesses, shall be discussed and resolved according to legal provisions and the Company’s Bylaws.
l. Attendance of the Directors to the assembly: Bancolombia’s Directors, particularly those who act as presidents to supporting committees shall attend all ordinary assemblies. The Assembly’s directive board shall be composed by the President, the Secretary of the meeting, and the attending members of the company´s Board of Directors, except in the case of extraordinary meetings or online meetings, in which case, the participation of the President and the Secretary will suffice.
m. Elections and voting: In the elections and voting that correspond to the Assembly of Bancolombia, the rules set forth in the Bank's Bylaws and those included in the Code of Good Governance shall be observed.

SECTION 3: PRINCIPLES AND MEASURES RELATED TO MANAGERS AND MAIN EXECUTIVES AND OPERATING RULES OF THE BOARD OF DIRECTORS

Managers and main executives of each company of the Group shall act in good faith, with loyalty and due diligence of a good businessman. Their actions shall be oriented to comply with the Company’s interests bearing in mind its shareholders’ interests and complying with their duties as contemplated in relevant applicable norms, Bylaws, and in this Good Governance Code.
In the performance of their duties, and in the fulfillment of their functions, managers and main executives shall:
a. Make the best efforts to achieve a proper development of the Company’s trade purpose.

b. Promote total fulfillment of legal provisions and Bylaws.

c. Promote the appropriate completion of the duties conferred upon several control bodies of the Company, especially the Statutory or External and Internal Audit offices.
d. Keep and protect the banking, stock exchange, commercial and industrial reserve, of businesses executed with consumers and suppliers, and information defined as “Confidential Information” in the applicable regulation, the Code of Good Governance and the policies of Grupo Bancolombia.

e. Refrain from making an undue use of confidential information.

f. To provide equitable treatment to all shareholders and respect the exercise of the right of inspection.

g. Refrain from participating in person or through a third party for personal benefit or for a third party’s benefit, in activities implying competition with the entity or in actions where there could be a conflict of interest.
h. Supervise application and compliance with the corporate government and ethics provisions of the Group and adopt necessary mechanisms to strengthen the same.

i. Ensure that the principles of healthy, free and fair competition are a staple in all operations and business relationships of the Companies.

j. Ensure that a culture based on diversity and inclusion is promoted within each Company, which recognizes the differences between individuals, promotes respect and builds on different personal styles, cultures, experiences, beliefs, abilities and preferences. Likewise, ensure that the Companies provide decent, respectful, safe and healthy workplaces.

In this Code of Good Governance, the following terms have the meanings ascribed to them below:

a.“Affiliate” means, with respect to a person, any person who controls, is controlled by, or is under common control with such first person. For the purposes of this definition, "control" means the ability to submit, directly or indirectly, individually or jointly, with another person or persons, the will of another person, and any word derived from the noun "control" will have the corresponding correlative connotation. Control is presumed in the cases provided under article 261 of the Commercial Code. With respect to any natural person, the term Affiliate refers to (a) any person controlled, directly or indirectly, individually or jointly with other persons, by such natural person, (b) their relatives up to the third degree of consanguinity, second by affinity and first by civil law, (c) to the spouse, common-law spouse or any person who lives in the same residence as the natural person in accordance with the circumstances referred to in letter (b), and (d) to any person controlled, directly or indirectly, individually or jointly with other persons, by any of the persons referred to in letters (a), (b) and (c) above. For purposes of this definition, it is presumed that if a natural person and any of the persons referred to in letters (a) to (d) participate in the capital, have votes or otherwise participate in the same person there is an event of joint control.

b.“Management Officer” means, with respect to a corporation or other type of legal entity, its directors and members of senior management.

c."Person" means any natural or legal person, including any company by shares, quotas, interest parties (or equivalent figures according to the legislation applicable to the constitution or operation of the respective Person) or any other form of participation in the corporate capital, as well as any entity assimilated to a person, or that may be the recipient of rights or obligations, in all the above cases in accordance with the law that applies to its constitution or operation, including, without limitation, any company, cooperative, union, trust , autonomous patrimony, trust, investment fund and any other analogous or equivalent figure.

d.“Competitive Situation” means that situation that occurs when a person is a Relevant Partner, or Management Official of one or several companies that are engaged in the same economic activities or participate in the same value chains as any of the Companies.

e."Relevant Partner" means, with respect to any legal or similar person (including any entity that may be the recipient of rights or obligations, such as, without limitation, companies, cooperatives, unions, autonomous estates, trusts, investment funds and analogous or equivalent figures), the partner, associate, member, real beneficiary (as said term is defined in Decree 2555 of 2010) or equivalent figure of said legal or similar person that has, directly or indirectly, more than 10% of the voting interest in such Person.
3.1. Boards of Directors’ Operative Rules.
The activity of the Boards of Directors, as the highest directive and administrative bodies of the Companies, shall be specially focused on defining general policies and strategic objectives of them, as well as on supervising all actions taken to achieve the objectives, in a permanent search for the shareholders’ rights and the Company’s sustainability and growth. Specific functions of the Board of Directors have been established in the Company’s Bylaws and duly contemplated by law and this Code.
The Board of Directors shall also promote the best treatment and assistance to shareholders, customers, consumers, employees, suppliers, and all its stakeholders in general. Powers of the Board of Directors shall be enough for ordering the execution of any action or contract as contemplated in the Company’s trade purpose and for making necessary decisions so the Company can comply with its purposes as contemplated by law and Bylaws.
a. Election, Composition, and Remuneration of the Board of Directors: The Companies’ Boards of Directors shall be elected by the Shareholders’ Meeting and shall consist of the number of members set forth in the Company’s Bylaws.
In Bancolombia’s case, members of the Board of Directors (hereinafter referred to as “Directors”) shall hold their positions during a two-year (2) period, but they shall keep their positions until their successors are elected and appointed before the Financial Superintendency, except for prior removal or declaration of incompetence, or if they have resigned from their positions. These situations shall be reported before the Financial Superintendency or the Mercantile Registry, as the case may be.
Directors can be freely reelected and removed by the Shareholders’ Meeting, even before termination of their period.
For election of Bancolombia’s Directors:
•Shareholders will be informed, before the meeting, about profiles and resumes of the candidates, and the result of the prior evaluation by the Good Governance Committee.

•All shareholders will be assured with a possibility to submit lists of candidates to occupy the Board of Directors, as long as those lists are in compliance with requirements demanded by the applicable regulation, the Bylaws, and this Good Governance Code.

Evaluation of suitability and compliance with the selection criteria defined in this Code and the analysis of inabilities and incompatibilities with respect to candidates to the Boards of Directors shall be performed prior to the shareholders’ meeting, duly led by the Good Governance Committee.

•To guarantee the right of all shareholders to examine the proposals of the candidates to the Board of Directors received by management in advance of the General Meeting and to comply with the prior review by the Good Governance Committee, shareholders interested in submitting slates for the election of members of the Board of Directors, in compliance with the principles of corporate governance, must submit: (i) candidates to the Board of Directors within five (5) business days of the summons to the session of the General Shareholders' Meeting. The proposal must include a communication signed by the candidates indicating that they are not subject to any disqualifications or incompatibilities. In addition, the proposal must include a communication signed by the independent candidates indicating that they meet the criteria of independence; and (ii) slates made up of candidates previously submitted under the former item, at least five (5) business days prior to the date of the General Shareholders' Meeting. The Good Governance Committee shall evaluate (i) compliance with the independence criteria, with respect to independent candidates, and (ii) disqualifications and incompatibilities, with respect to all candidates, publishing the results of its evaluation at least six (6) business days prior to the date of the meeting of the Assembly.

•Proposals or lists of members for the Board of Directors not meeting the requirements demanded shall be eliminated from the election processes.

•The electoral quotient system shall be applied.
For the election of Directors from the other Companies of the Group, the bank´s President, with the support of the Corporate Vice-presidents, will define and nominate the nominees to be members of the Board of Directors of set Companies, without requiring the previous approval of the Board of Directors of Bancolombia.

For the election of their Directors, all Companies shall comply with all the applicable provisions contained in the Company’s Bylaws and the manuals or policies of SARLAFT (Money Laundering and Terrorist Financing Risk Management System).

In order to set the Directors’ remuneration, the Shareholders’ Meeting shall bear in mind number and quality of its members, their responsibilities, and time required in such a way that such remuneration can be consistent with the contribution expected by the Company from its Directors.
Shareholders shall be entitled to approve remuneration other than that of the President of the Board of Directors in relation to the other members of the Board, bearing in mind competences and responsibilities of their positions as well as the time devoted to such a position.
b. Criteria for the Selection of Directors: Bancolombia´s Shareholders may verify before the assembly the proposals of the candidates to form the Board of Directors received by the management which have complied with procedures in relation to propositions presentation, prior evaluation of Good Governance Committee set up in this Code.

For the election of the Directors, Bancolombia´s Assembly shall take into consideration the selection, suitability, and disqualifications or incompatibilities provided for by law, the Bylaws, the Regulations for Electing Members to the Board of Directors approved by the General Shareholders' Meeting and this Code, which will be informed to the shareholders so that they can have necessary judgments elements to appoint the Directors.
The Shareholders’ Meeting shall have into account the following criteria for selecting the Directors:
- General principles: The selection criteria shall be applicable to all candidates for the Board of Directors, as applicable. When possible, each Director shall offer a professional specialization consistent with the Company’s business.

-Academic and professional history: During the process to evaluate candidates, verification shall be made to check their personal and professional qualifications, academic preparation, and/or labor history which accredit them as suitable and competent people to manage and guide the Company.
Bancolombia, as the parent company, shall seek the members of the Board who may offer valuable contributions concerning orientation on relevant and strategic decisions of Bancolombia´s Business Group, as well as on the Bank’s businesses and products, and shall verify that such members understand their responsibilities all financial entities have with their users, customers, shareholders, and all other stakeholders.
-Basic competences: All Directors shall have necessary basic skills that allow them to execute an appropriate performance of their functions, such as analytical and managerial skills, a strategic vision of the business, objectivity, capacity to give their opinion, necessary skills to evaluate superior managerial scenarios and analyze the main components of several control and risk systems and financial results and indicators. Additionally, they shall have necessary capacity to understand and question the financial information and business proposals and work within an international environment.

-Specific competences: In addition to basic competences above, the members of the Board of Directors must have other specific competencies that allow them to contribute in one or more dimensions, due to their special experience, knowledge of the industry, financial or risk areas, as well as in legal areas or commercial or economic topics.

The Company shall make its best efforts to assure the most appropriate knowledge of each Director in relation to businesses and general aspects. When a Director is appointed for the first time, he/she shall be provided with necessary information to have a specific knowledge relating to the Company and the sector where its trade purpose is being developed, as well as necessary information relating to responsibilities, obligations, and powers inherent to their positions. The Secretary General of the Company will coordinate the induction and training process for Directors, in accordance with the Induction and Training Policy.

-Availability: Every candidate for Director of any of the Companies shall assure that they have necessary time available to assume their responsibilities with the Company.
Availability includes, in the case of Bancolombia, an attendance that should not be, except in the case of justified force majeure, less than 80% of the total annual meetings of the Board of Directors and the Committees. Likewise, the Director must have time for the evaluation of the material and information prior to the meetings, the follow-up of information on the financial sector, training and updating programs, meetings with supervisors and in general to make studies or recommendations the company.

•- Not to be involved in Disqualifications or incompatibility: In compliance with the regulations applicable in Colombia and the best international standards for financial entities and issuers of securities, notwithstanding the cases of ineligibility and disqualifications set forth in regulations and in the Company´s Bylaws, the Person upon which the following circumstances are predicable, will not be eligible as member of the Board of Directors:

I.Belongs, as a member, to the board of directors of other four (4) Colombian public limited companies (sociedades anónimas), in addition to the respective company.
II.In the case of financial entities that are credit institutions (establecimientos de crédito), (a) Directors can neither be nor have been , withing the previous two (2) years, members of the Board of Directors of other credit institutions, in jurisdictions in which the Group has presence, (b) be or have been president, legal representative, administrator or employee of other financial groups, or entities whose purpose or that of their Affiliates is the provision of financial services rendered by the Companies during the two (2) years prior to his or her appointment as Director. In (a) and (b) except in the case of companies of the Bancolombia Group or of the Financial Conglomerate to which the Grupo Bancolombia belongs.

III.Have rendered services or received any remuneration, directly or indirectly, for an annual amount greater than the equivalent of USD $120,000, from financial groups or conglomerates other than the one to which Bancolombia belongs, during the two (2) years prior to his or her appointment.

IV.That the candidate, directly or in conjunction with its Affiliates, has direct or indirect equity participation or be beneficial owners of an equity participation equal to or greater than 0.5% of the voting rights of financial entities other than Bancolombia or of broker dealers (intermediarios del mercado de valores) in Colombia or any of the countries in which the Group operates.

V.To be a counterparty, directly or through its Affiliates or entities in which the candidate or its Affiliates hold a position of Management official, in judicial, administrative or arbitration proceedings, or in judicial or extrajudicial conciliation proceedings, in which the counterparty is any of the Companies or any of the entities of the Conglomerate to which the Grupo Bancolombia belongs.

VI.Be an Affiliate, of a member of the Board of Directors associated with Bank or credit establishments or its equivalent to the Grupo Bancolombia , who exercises functions as a director on the date on which the election of the respective candidate is submitted to the consideration of the general shareholders' meeting or with another candidate for member of the Board of Directors of Bancolombia in the same election.
VII.To be in a competitive situation, directly or through its affiliates, with the financial entities of the Grupo Bancolombia.
VIII.Be involve in a situation of material and permanent conflict of interest, as determined by the Board of Directors.

IX.Having been convicted or found guilty, in Colombia or in another jurisdiction, in judicial or administrative proceedings, within the ten (10) years prior to the date of the general shareholders' meeting at which the Board of Directors would be elected for: (a) violation of the rules regulating the securities market, (b) violation of the rules regulating the activity of financial institutions, as well as having been disqualified, totally or partially, by public or private entities, to engage in commercial activities in any jurisdiction.
X.Having been a Director Officer of Persons who incurred, within the ten (10) years prior to the date of the general shareholders' meeting at which the Board of Directors is to be elected, in the disqualifications contemplated in the preceding paragraph, provided that the candidate has been a Director Officer of the respective Person at the time the events constituting the infraction occurred.
XI.Having been convicted in a criminal proceeding within the ten (10) years prior to the date of the general shareholders' meeting at which the Board of Directors is to be elected.
XII.The Boards of Directors shall never be made up of a number of members working for the applicable company, who may form themselves a majority necessary to make decisions.
In all cases, the Directors shall inform each Company about any potential cause of ineligibility or disqualifications to exercise their positions as Directors of a specific company of the Group.
The above disqualifications and incompatibilities shall apply to the Directors of Bancolombia. The other companies shall take these disqualifications and incompatibilities as a point of reference, and may exclude those that are not applicable due to their size, jurisdiction, or restrictions inherent to their business. Likewise, they may include those that may be applicable according to the applicable regulation. The criteria approved by the Companies shall be submitted to the consideration of the General Secretary of Bancolombia.

•Eligibility before the Financial Superintendency: For the case of financial Companies domiciled in Colombia, all candidates for Directors shall assure their eligibility before “Superintendencia Financiera de Colombia” (Colombia Financial Superintendency) that will perform a detailed analysis of their history, academic and professional history, disciplinary and credit records, among other aspects.
•Independence: Independent Directors shall verify requirements demanded by each country’s regulations, the bylaws of the company, and for Bancolombia, additional criteria established herein. The independent Directors are obliged to prove before the company compliance with such requirements with necessary supporting certification.
In relation to Bancolombia Board of Directors, at least 2 of the 7 directors, must be independent.

When a candidate is nominated as an independent candidate, he/she shall prove before the entity and domestic and foreign pension funds his/her compliance with independence criteria necessary to guarantee such a capacity. Such certification shall also include the certification of each candidate’s independence respect to the Bank’s high management.
Likewise, the Bancolombia´s Board of Directors, through the Good Governance Committee shall execute a procedure to certify that it has checked compliance with the independence criteria demanded and that the candidate is a person independent from the Board of Directors.

In addition to the independence criteria set forth in Law 964 of 2005 for the issue of securities in Colombia, the election of a member independent from Bancolombia’s Board of Directors shall comply with provisions set forth by New York Stock Exchange for US issuers, the independence criteria established in the Bank’s Bylaws, and the following criteria:

A person will not be considered independent if (a) the person itself; or (b) whose Affiliates are:

I.Employees or managers of the companies, or former employees or managers during a two-year period immediately prior to the appointment, except in the case of the re-election of an independent person.
II.Any of the following persons: (a) any of the relevant shareholders (b) any person that determines the majority composition of the Bank's administrative or management bodies.
III.Shareholders, employees or advisers to shareholders, who directly or through an agreement, direct, guide or control more than ten percent (10%) of the voting rights of the entity or determine the majority of the entity´s administrative, management or control bodies.
IV.Partners or employees of associations or companies that provide services or other concepts, or receive payments from Bancolombia Group, for: (i) an amount greater than the equivalent to US $ 250,000 or corresponding to two percent (2%) or more of the total income of the applicable association or company (whichever is higher) for the last three years, or (ii) when the income for said association or company represents a value corresponding to twenty percent (20%) or more of the association or company´s operating income for the prior year.
V.Partners or employees of legal entities or similar (e.g. trusts) that have made payments to Bancolombia or its affiliates, subsidiaries or controllers, for a value greater than the equivalent to US $1 Million or corresponding to two percent (2%) of the total income of the respective company or association (whichever is higher) in the last three years, except for interest payments or financial services rendered by Bancolombia or its subsidiaries in the ordinary course of business.
VI.Employees or directors of legal entities or similar (e.g., trusts) that receive significant donations from Bancolombia, or from individuals or corporate entities that own shares of the Bank that represent zero-point five percent (0.5%) or more of the voting rights of Bancolombia. A donation will be considered significant when it represents more than twenty percent (20%) of donations received by the employee, director of the non-profit entity, association or society.
VII.Directors, senior management or key executives of an entity whose board of directors includes a legal representative of Bancolombia.
VIII.People who receive from Bancolombia Group any remuneration other than fees as members of the board of directors, the audit committee or any other committee created by the board of directors, or who have received remuneration for an amount greater than the equivalent to US $120,000 for 12 months, in the last three years, other than payments for being a member of the Board of Directors or a Board committee.
IX.Current partners or employees, or individuals who were, within the past three years, partners or employees of the external auditors.
X.Directors, senior management or key executives or legal representatives of another entity with respect to which any of the current Directors, senior management or key executives or representatives of Bancolombia is a member of the compensation committee.

The above independence criteria shall apply to the independent Directors of Bancolombia. The other companies shall take these criteria as a point of reference, and may exclude those that are not applicable due to their size, jurisdiction, or restrictions inherent to their business. Likewise, they may include those that may be applicable according to the applicable regulation. The criteria approved by the Companies shall be submitted to the consideration of the General Secretary of Bancolombia.

•Diversity: Grupo Bancolombia aims for diversity in the composition of its Boards of Directors, including diversity of gender, nationality and ethnicity, among others. In this fashion, the shareholders proposals for the integration of the Boards of Directors members will consider the value that diversity brings on the superior performance expected by the governing body.

The Good Governance Committee, in consideration to its differential strategic vision and its business focus, considers the participation of women as an attribute of special relevance for the evaluation of candidate profiles.

Bancolombia’s Board of Directors, through the Good Governance Committee, shall carry out a prior, internal procedure to evaluate potential legal disqualifications and incompatibilities and the adequacy of the candidate to the profiles as appropriate, and will make known the results of that procedure.

Whenever Bancolombia´s Board of Directors identifies other profiles or characteristics necessary for the composition of the management body, in addition to those set forth in this Good Governance Code, it shall disclose such information on the company’s website.

c. Directors’ Performance Principles: With the purpose of keeping the highest objectivity, independence, and knowledge when making decisions, Directors shall be governed, individually and as a collegiate entity, by the following principles:
- Once elected, Directors shall represent all shareholders and shall not act to the benefit of specific shareholders or groups of shareholders.

- They shall perform their functions in good faith and on an independent basis, with due diligence, loyalty, and care, always assuring that their decisions are to the best interest of the Company.

- Directors of the Companies of the Bancolombia´s Business Group shall also consider the aligned interests of the Bancolombia´s Group in general and its different interest groups, as an element in its decision-making process.

- They shall promote and apply applicable laws, Bylawys, the Good Governance Code, the Code of Ethics and Conduct, anticorruption norms, and all other norms and rules adopted by the Company.

- They shall carry out their positions objectively.

-They shall define plans, strategies, and objectives of the Company.

- They shall know financial and operating conditions, as well as the important segments of the Company’s businesses.
- They shall actively participate in meetings of both the Board of Directors and the Committees they belong to, knowing and reviewing in advance the study and analysis material for the meetings, and this material shall be appropriately, completely, and timely provided by the Company.
- They shall avoid conflicts of interest with the Company, informing about the existence of these conflicts to all other members of the Board of Directors. Likewise, they will inform the Board of Directors when they become aware of a potential conflict of interest of another Director. The Director in a conflict situation shall refrain from voting with respect to the topic subject matter of the conflict, except when the Board of Directors, with unanimous vote of all other members attending the meeting, has decided that this Director is not involved in a conflict of interest. Section eight (8) of this Code develops the principles and measures regarding conflicts of interest.
- They shall refrain from participating, either directly or through third parties, in activities involving competition for the Company.
- They shall refrain from using confidential or restricted information of Grupo Bancolombia and that of several stakeholders they may have access to due to their positions. Any person appointed as a member of the Board of Directors will adhere to the Information Management Regulations included in this Code of Good Governance. The members of the Bancolombia´s Board of Directors are obliged to sign the Agreement for the Access and Use of Information. The members of the Boards of Directors of the other Companies must sign an agreement for the access and use of information, with the particularities applicable to them, taking as a reference the Agreement for the Access and Use of Information of Bancolombia.

For the means of protecting the information of the Group, the Directors individually considered may not access information from the respective company that is not requested by the Board of Directors in accordance with the provisions of section 3.7 of this Code.

Directors will be obliged to sign additional confidentiality agreements for the purpose of protecting the information. The non-subscription of confidentiality agreements does not relieve the Director of strict compliance with the duties and obligations of confidentiality and protection of the information established in the law and the bylaws.
d. Main Responsibilities of the Board of Directors: In addition to legal provisions and the Bylaws, the main duties and powers of the Board of Directors are as follows:
- Concerning Good Governance: The Board of Directors shall be responsible for promoting its own performance and fulfillment of functions and powers. It shall also be responsible for conducting a strict follow-up to good governance principles, policies, and measures contained in this Code, assuring relevant adoption, fulfillment, and implementation of them, and searching for a progressive development of better standards compatible with the Group’s culture and philosophy, according to the normal development of the topic nationally and internationally. The Board of Directors will oversee the approval of the applicable policies for Related Party Transactions. Section nine (9) of this Code includes the policies that have been provided for this purpose.

- Ethics and Transparency: The Board of Directors of each Company shall promote an ethical, upright and transparent behavior, according to principles and guidelines set forth in the Group’s Code of Ethics and Conduct.
Bancolombia’s Board of Directors shall establish existence and composition of a Corporate Committee of Ethics and shall govern its operation. Such a committee shall be in charge of supervising compliance with provisions contained in the Code of Ethics and Conduct, as well as determining necessary actions for assuring knowledge, release, and strengthening of the highest ethical behavior standards of the Group and to communicate the corporate positions regarding conflicts under its competence.
Without prejudice of the information provided above, each Board of Directors of the Companies shall conduct a strict follow-up to principles, policies, and guidelines of the Code of Ethics and Conduct, and shall determine the cases where creation of Committees of Ethics may be necessary within its Company, case in which such committees shall act in a coordinated and complementary manner with the Corporate Committee of Ethics.
- Senior Management: “Senior Management” of Bancolombia means the President and Vice Presidents who report directly to the President. The Board of Directors is responsible for the selection, evaluation, remuneration, and replacement of the Senior Management and for the assignment of their main responsibilities and for the supervision of the succession plan with support of the Appointment, Compensation and Development Committee. Each Company will define whether the concept of Senior Management applies to them and who is included in it.

- Business: In relation to the business operation, the Board of Directors has the power to approve and review the main projects, the risk policy and management, strategic planning, and the evolution of its execution and the financial and innovation plan, among others.

- Control: The Board of Directors shall promote integrity of the accounting, information, corporate government, internal control, risks, and financial consumer service systems, among others. Additionally, it shall promote an appropriate operation of each control, risk supervision, and legal compliance systems. Likewise, the Board of Directors shall also make a follow-up to the entity risk profile and shall approve the segmentation, identification, measurement, and control methodologies with respect to money laundering and terrorist financing.
If there were material weaknesses or comments issued by the Fiscal supervisor in its annual report of financial statements, they will be reported to the Auditing Committee. In case the Management has a different opinion relayed to them, the Board of Directors will issue a report to be submitted to the Assembly including corresponding considerations and explanations and the reasons of criterion differences with the Fiscal Supervisor’s opinion.
e. External Advisors: The Board of Directors shall be entitled to hire or order the management to hire external advisors for serving the Board of Directors; such advisors should be different from those hired by the management when it may deem it necessary for a better performance of its functions.

The Director who requests intervention of an external advisor must declare if there is a conflict of interest between him/her and the advisor requested, any blood relationship or commercial or personal with the Director, its Affiliates or Persons in which the Director is a Director Officer, in this case, the decision to hire the advisor shall be made by all other members of the Board. In all cases, the advisor being hired should keep topics subject matter of the advisory as confidential and should refrain himself/herself from showing a behavior having a conflict of interest or driving to the use of confidential information.

In accordance to the provisions of Bancolombia´s Bylaws, if a takeover bid is submitted to acquire Bancolombia shares, the Board of Directors, fulfilling its duties of diligence and loyalty toward the entity and its shareholders, and in view of its capacity as a systemically important financial institution, may contract impartial third parties to comprehensively analyze and evaluate all the components of the proposal, without limiting itself to economic aspects and including its sources of funding and the capacities of the bidder, including any links to the local and international financial sector . The conclusions of the analysis contracted for consideration by the shareholders will be published to the market so shareholders can consider it when making their decision. The foregoing is without prejudice to any confidential analyses and evaluations that may be requested by the Board of Directors for its own consideration.

f. Budget: The Board of Directors will prepare on a yearly basis a budget of expenses required to develop its management. This budget shall specifically include the aspects related to fees deemed as necessary for hiring external advisors different from the ones hired by the management when needed, national and international trips, representation expenses, attendance to seminars and events, Board supporting committee fees, and all other expenses required to assure an appropriate management.
g. Board of Directors Meetings: Meetings of the Board of Directors shall be held for periods of time as contemplated by law and Bylaws. With respect to Bancolombia and the financial Companies with domicile in Colombia, the Board meetings shall be held at least once a month; however, when special circumstances occur, extraordinary meetings shall be held when convened according to provisions set forth in the Company’s Bylaws.
Bancolombia´s Board of Directors shall meet at least once a year in a special meeting in order to analyze, evaluate, and decide on planning and strategies of the entity.
Minutes of the Board of Directors meetings shall include studies, bases, and all other information sources used for making decisions, as well as the favorable and unfavorable reasons taken into account for making such decisions, in those cases where a unanimous decision is not made by the attending members. The minutes shall also certify the cases when a member of the Board has informed about a conflict of interest.

The minutes of the meetings will serve as a record of the deliberations and decisions adopted by the Board of Directors. When applicable, these decisions will be informed through relevant information mechanisms.
The Board of Directors of each Company shall approve the yearly schedule for its ordinary sessions, without prejudice of the meetings to be held on a special basis. Based on the yearly schedule, the Secretary will send out the meeting calls electronically.

h. Meetings with no Presence of the Management: The Board of Directors shall be entitled to celebrate all necessary meetings with no presence of officers belonging to the company’s management. These meetings shall be held when required by the Board of Directors and its decisions shall be totally valid provided, they comply with legal requirements and the Company’s Bylaws.
i. Intranet or any other Information and Communication Media for Analysis, Discussions, Documents, etc.: The members of the Board of Directors of the Companies will have prior access to information relevant for making decisions, according to the Agenda of the meeting.

The Companies will make available to the Directors the necessary, useful and pertinent information that is required to participate and make decisions in a reasoned manner in each Board meeting with a term in advance of the meeting not less than two (2) days to through any physical or electronic means that guarantees the receipt of the information.

j. President and Vice-President of the Board of Directors: The Board of Directors shall have a President and made have a Vice-President, and such positions can be rotated among the members of the Board as determined by the Board. President and Vice-President shall be responsible for assuring efficiency and best performance of the Board.
The Board’s President, in conjunction with the Company’s President or the Secretary, shall cooperate to prepare the yearly schedule for meetings and shall provide necessary guidelines to comply with such a schedule. The Board’s President shall assure timely and efficient delivery of the information to the Board of Directors and shall guide relevant discussions to assure participation of Directors and the relevance and admissibility of the debates. Additionally, the Board’s President shall lead the Directors’ interaction among them and with the Board and shareholders.
k. Secretary of the Board of Directors: The Board of Directors shall have a Secretary duly appointed by the Board of Directors. The Secretary’s powers and responsibilities shall be defined in the Bylaws. In general, the Secretary shall be responsible for the following activities:
i.To call the Board’s meetings according to the yearly schedule set for such a purpose and to coordinate the Board of Directors’ meetings.
ii.To assure delivery of information when required prior to a meeting of the Board of Directors; in general, the Secretary shall be responsible for providing information as necessary and relevant to keep Directors totally informed and make decisions.
iii.To keep, according to law, relevant Board of Directors’ minutes book, as well as relevant attachments; to authorize, with his/her signature, the issue of copies certifying the agreements adopted by the Board.
iv.To assure compliance with policies and guidelines set forth in the company’s bylaws and this Code in relation to the operation of the Board of Directors.
v.All other powers and responsibilities set forth in regulations applicable to each company or the Group.

l. Meeting agenda: The Board of Directors regular meetings will be prepared by the Secretary based on an annual thematic agenda led by the Board´s President and which shall contain the recommendations of the Directors and the Good Governance Committee (if this Committee exists), as well as the recommendations from the Senior Management, and the President itself. The agenda responds to the functions and responsibilities of the Board of Directors with a strategic, business and risk focus and will flexibly attend to the dynamics of the environment, the evolution of business and the needs of the Companies.
m. Induction and Training Policy: With the aim of facilitating the understanding of their responsibilities and the functioning of the organization by the individuals designated as members of the Board of Directors of the Companies, the General Secretary will coordinate their induction plan based on each Director's experience, background, and profile, the Support Committees they will participate in, and their prior knowledge of the entity.

The plan will include, among others, an induction on the mission, vision and values of the organization; a presentation of the corporate governance structure of Bancolombia´s Group; a presentation on the main challenges and opportunities facing the organization; meetings with the main executives of the entity; and training on the legal and fiduciary responsibilities as a member of the Board of Directors, and on the attributions derived from their appointment.
In the case of Bancolombia, the Corporate Governance Committee will supervise compliance with the induction plan for new members of the Bank's Board of Directors.

Additionally, the Companies will provide the members of the Board of Directors with regular opportunities to update their knowledge and skills through training and education on academic, commercial, and strategic topics related to the competencies of the Board and its Support Committees, as well as on issues that the Board of Directors and Senior Management define as relevant and pertinent for each year.

The Good Governance Committee will promote the training of Directors and their attendance at seminars and events that allow them to engage with national and international organizations, entities, and companies.

3.2. Appointment of President and Main Executives
The Board of Directors shall be responsible for appointing and removing the President of the Company, his/her Deputy, and all other vice-presidents responsible for the ordinary course of the business.
Sixty-five (65) years is the age established as the maximum age to occupy senior management positions (President, Corporate Vice-president, and Managers, as the case may be) of Bancolombia.
In order to set remuneration for President and other members of Senior Management, the Board of Directors of Bancolombia shall take into consideration their qualifications, experience, responsibilities, functions, generation of added value to the company, and its financial status. When such remuneration involves variable remuneration elements, the Board of Directors shall adopt general policies established by the meeting for this purpose.
Appointment of such officers shall be made bearing in mind that the candidates share the Group’s corporate culture and philosophy, as well as principles and values, and have relevant managerial skills, technical knowledge, human virtues, and moral suitability.
With respect to Bancolombia and financial companies in Colombia, government and management functions conducted by the President and the Juridical Vice-president/Secretary General or Secretary General, as the case may be, have been established in the Company’s bylaws and this Good Governance Code. Functions of all other executives shall be set by the President.
Basic information about Directors, President, and other members of Senior Management of Bancolombia can be consulted on corporate website on the yearly report presented in 20F Form and on the SEC’s website: http://www.sec.gov.
3.3. Bancolombia’s Supporting Committees Appointed by the Board of Directors
Without prejudice of the supporting committees required by law to operate in the Companies or those that they decide to establish as a good practice, Bancolombia, as the parent company, shall have corporate supporting committees of the Board of Directors to assist in developing and strengthening the powers of the Board of Directors, which shall be designated according to numeral 25 of article 61 of the Company Bylaws.
In order to form its supporting committees, the Board of Directors shall take into consideration profiles, knowledge, and professional experience of its members.
These Committees are the following:

• Good Governance Committee: The Good Governance Committee shall consist of at least three (3) members of the Board of Directors, two (2) of them being independent members. Bancolombia’s President shall attend this committee permanently. Bancolombia’s Legal Vice-President and Secretary General shall act as the Committee Secretary.
The Good Governance Committee shall have internal regulation to govern aspects such as composition and guests to the meetings, competences, and responsibilities of the Committee and its internal regulation.
The main purpose of this Committee is to attend Bancolombia’s Board of Directors to supervise compliance with the Corporate Governance measures set by the Group and review any potential change to such measures. This Committee shall also support the Board of Directors in cases related to the implementation of succession policies of the Board of Directors and its remuneration.
This Committee shall submit reports on the activities performed by the Bank’s Board of Directors and shall approve a yearly report on Corporate Governance to be submitted before the Assembly of Shareholders.

• Appointment, Compensation, and Development Committee: The Appointment, Compensation, and Development Committee shall consist of at least three (3) members of Bancolombia’s Board of Directors and at least two (2) of them shall be independent members.
This Committee shall have internal regulation to govern aspects such as composition and guests to the meetings, competences, and responsibilities of the Committee and its internal regulation.
The main purpose of this Committee is to support the Board of Directors in cases related to the implementation of selection, appointment, hiring, and remuneration policies for senior management officers and everything related to Grupo Bancolombia’s remuneration model.
This Committee shall submit reports on its activities to the Bank’s Board of Directors and, upon request of the president of assembly, this committee’s president shall be entitled to inform the meeting about specific aspects on the job performed by it.
• Audit Committee: The Audit Committee of Bancolombia, the parent entity, shall consist of three (3) independent members of the Board of Directors. At least one of its members, in compliance with norms in force, shall be an expert in financial topics. The Committee shall have a president and a secretary, duly appointed by this same Committee.
This Committee is intended to support the Board of Directors when supervising the effectiveness of the internal control system, decision making concerning control and improvement of the activities performed by the Company and its managers, and when supervising accounting procedures, relationship with the auditor and, in general, when supervising the Bank’s and the Group’s control architecture.
Additionally, this Committee shall order and verify that internal control procedures are adjusted to the company’s needs, objectives, goals, and strategies and in compliance with the company’s internal control objectives such as effectiveness and efficiency of operations, reliability of financial reports, and compliance with applicable law and regulations.

For this purpose, the Committee shall define necessary mechanisms to consolidate the information of the control bodies to present it before the Board of Directors. This committee shall establish policies, criteria, and practices to be employed by the entity for construction disclosure and release of its financial information.
Bancolombia’s Audit Committee shall establish necessary mechanisms to promote communication channels with Boards of Directors, Audit Committees, and Presidents of subordinate companies of the Group, in such a way that such channels can be used to supervise the operation of the internal control system and all other aspects of the entire Group associated to its nature.
The Audit Committee shall not replace the functions of the Board of Directors or the Management with respect to supervision and execution of the Company’s internal control system. For reaching an appropriate operation, in addition to provisions of the applicable norms in force, the Audit Committee shall have Internal Norms to establish its objectives, functions, responsibilities, and internal rules.
Bancolombia’s Audit Committee shall prepare a yearly report of activities to be submitted before the assembly. Upon request of the President of assembly, the Audit Committee’s president shall inform the assembly about specific aspects of the work carried out by it.

The Companies carrying out financial activity must form Audit Committees, which must have the participation of members of the Board of Directors of the respective Company. Likewise, they shall have internal operating rules that regulate, among other matters, their composition and guests to the meetings, powers and responsibilities of the Committee and the operating rules thereof. Without prejudice to other competences attributed by regulation, the Bylaws or the internal regulations of each Company to this Committee, the main task will be to support the Board of Directors in matters related to the supervision of the effectiveness of the internal control system of the company.

The Audit Committees shall present before the Board of Directors of each company reports on their activities.

• Risk Committee: The main objective of this Committee is to serve as a support for approval, follow-up, and control of policies, guidelines, and strategies for risk management of the Company.

Bancolombia’s Risk Committee shall support the Bank’s Board of Directors in aspects such as knowledge and understanding of the risks assumed by the Bank and the entire Group, considering, among others, the funds required for this support.
Bancolombia’s Risk Committee shall consist of three (3) members of the Board of Directors and at least two (2) of them will be independent members. The Bank’s President (as special guest), the Risk Vice-President, and other officers of the Group, according to the relevance of the topics to be treated in such meetings may attend this committee as special guests.
Bancolombia’s Risk Committee shall establish necessary mechanisms to promote communication channels with Boards of Directors, Risk Committees, and Presidents of subordinate companies of the Group, in such a way that such channels can be used to supervise the operation of the risk management systems and all other aspects of the entire Group associated to its nature.

The Companies, depending on the activity they carry out and in accordance with the applicable legislation, may define the existence of a Risk Committee, in which case, they shall have internal regulation to govern aspects such as composition and guests to the meetings, competences, and responsibilities of the Committee and its internal regulation.
The Risk Committees of the Companies shall present before each Company’s Board of Directors reports on its activities.
In relation to Bancolombia upon request of the President of Assembly, the Committee’s president shall inform the meeting about specific aspects on the job performed by it.
• Technology and Ciber-Security Committee: the Technology and Ciber-Security Committee of Bancolombia shall consist of at least three (3) members of Bancolombia’s Board of Directors, including the Director with expertise in cybersecurity. The Committee will have a president and a secretary.

The Vice President of Corporate Services, the Vice President of Technology, the Corporate Cybersecurity Environment Leader and the Director of Non-Traditional Risks will attend the meetings of the Committee as permanent guests. Additionally, the Vice President of Internal Audit and the Vice President of Risk, and other Bank officers may attend as guests, according to the topics to be discussed.

The main objective of this Committee is to support the Board of Directors in the strategic direction and supervision of matters related to technology and cybersecurity. For this purpose, it will be aware of technology trends that may affect the company's strategic plans, and reports on Bancolombia's technological operations, including progress in software development, technological architecture, channel and service availability, IT continuity and performance of significant investments in technology and cybersecurity.

Other Committees Established by Bancolombia’s Board of Directors
The Board of Directors of Bancolombia has made relevant arrangements for creating a number of committees for addressing strategic business matters. Such committees are the following:
• Credit Committee: The main objective of this Committee is to make decisions about the credit approval process, structure and composition of the fund portfolio, methodologies, and credit risk management tools, and to know the report on operations approved by lower authorities. Additionally, this Committee shall approve the exception regime, define relevant urgent operation mechanisms, and delegate powers to other committees or bodies.
The Board of Directors shall determine its members. Among others, this Committee shall count on the participation of the Bank’s President, the Risk Vice-president, and some other Vice-presidents and employees of the Company.
• GAP (for its initials in Spanish) Committee: The objective of this Committee is to serve as a support to adopt, implement, follow-up, and control general policies intended to reach an optimal management of the Bank’s assets and liabilities, and the Treasury operations and investments.
Without prejudice of the creation of special committees in other Companies the GAP Committee shall be entitled to know the topics related to its competence and associated to the affiliates. The Committee shall have internal regulation.
The Board of Directors shall determine the Committee’s members; some Vice-presidents of the company shall be allowed to participate in this Committee.
• Corporate Committee of Ethics: The Group has a Corporate Committee of Ethics responsible for supervising compliance with provisions of the Code of Ethics and Conduct, as well as determining necessary actions to know, disclose, and strengthen the highest standards of behavior and ethics of each company of the Group This Committee shall report to Bancolombia’s Audit Committee.

The Board of Directors will establish the composition of this Committee and regulate its operation.

• Disclosure Committee: Bancolombia has a Committee responsible for supervising the way the Bank discloses its information in the market, with the purpose of assuring clear, sufficient, and timely information in compliance with relevant regulations applicable to the company. This Committee shall report to Bancolombia’s Audit Committee.

The Board of Directors will determine the positions that will conform this Committee.

The Group’s Companies shall take the committees established by Bancolombia’s Board of Directors as a reference to implement internal committees with similar powers.

This, without prejudice of the attribution the Companies’ President have in order to arrange the creation of other strategic committees to support different management activities and affairs.
3.4. Procedure for acquisition or sale of the Bancolombia’s Shares
As contemplated in Colombian law, Directors and Managers of Companies with domicile in Colombia shall be entitled to transfer and acquire, directly or through third parties, the Bank’s shares, while occupying their positions, provided that they are operations with no speculation purposes and duly authorized by the Board of Directors; this authorization should be granted by a favorable voting of two thirds (2/3) of the members (excluding the requester’s vote), or when necessary at the Board of Director’s discretion, with authorization of the Shareholders’ Meeting and a favorable vote of the majority (excluding the requester’s vote), as contemplated in the Company’s bylaws.
In all cases, negotiation of shares conducted by the managers should be free of speculation purposes; speculation can be supposed, for instance, when the following three circumstances occur simultaneously: i) periods of time suspiciously short between purchase and sale of shares; ii) situations exceptionally favorable for the Company have occurred; and iii) a significant profit has been reached with the operation.
For effects of monitoring and effective compliance with the adopted procedure, the following requirements should be met:
i) Manager’s duty to provide advanced information to the Juridical Vice-presidency/Secretary General Office of the Bank or the entity acting as such in the Company, indicating the intention to acquire or transfer shares of the Company, bonds converted into shares or titles representing shares, number of shares, kind of shares or approximate price of the investment, and reasons for this negotiation.
ii) The Juridical Vice-president/Secretary General or the person acting as such, shall take the request to the next Board of Directors meeting, so that the Board can make a decision thereof according to the provisions set forth in law and in the Good Governance Code.
iii) In relation to Directors, Presidents or General Managers and Corporate Vice-presidents, the above-mentioned authorization shall be revealed in the market as relevant information.
iv) The Board of Directors shall establish a maximum term of two (2) months, from the date of the authorization, so that the operation can be completed, with the purpose of avoiding speculation.
v) The Good Government Committee shall be entitled to monitor the development of authorized operations, for which it may rely on Bancolombia's compliance area.

vi) When a case of variable remuneration occurs, recognized through Fondo de Acciones SVA, authorization is required for the total or partial liquidation of the participation in that fund.

In any case, the managers may not carry out acquisition or sale operations of Bancolombia’s shares during the following periods:
i) During the months of January, April, July, and October each year and during the first ten (10) calendar days of remaining months.
ii) During the time going from the moment the managers know a relevant operation or business to be made by the entity to the moment such operation or when businesses are revealed in the market.
When a case for exercising the preferential right in the Companies’ share issue occurs, managers shall be entitled to exercise such a right without a prior authorization of the Board of Directors, but they will really need an authorization to acquire additional rights they may be entitled to according to their share participation.
3.5. Economic Relations of the Company with Directors, President, and Senior Management
Economic relations of the Companies with its Directors, President, and other members of Senior Management and Main Executives shall be developed within limitations and conditions contemplated in relevant norms and regulations on prevention, management, resolution of conflicts of interest.
All relevant information related to the economic relations between the Companies and its Directors, President, and Main Executives, shall be disclosed in reports appertaining to each exercise, in accordance with the applicable regulations.
3.6. Evaluation Mechanisms of Directors, President, and Main Executives
Boards of Directors of the Companies shall annually conduct an evaluation of their management and that of their supporting committees, and such evaluation shall include, among other things, attendance of its members to the meetings, active participation of its members, follow-up conducted to the Company’s main aspects, evaluation of its tasks, and its contribution to define strategies and projection of the entity. With regard to Bancolombia, the Board of Directors shall determine the mechanisms by means of which such evaluation will be performed and shall be entitled to change between an internal self-evaluation and an external evaluation.

Likewise, the Companies´ Boards of Directors, through their respective Board of Directors President, shall annually evaluate the Company’s President’s management. Each President or General Manager shall do the same with respect to the executives under his/her direct direction.
Additionally, the President or General Manager of the Company will keep the president of its Board of Directors generally informed about the results of the evaluations conducted on their executive team.

In the case of Bancolombia, the evaluation of the President shall be made with the support of the Appointment, Compensation, and Development Committee.

3.7. Information Management Regulations

3.7.1. Special rules of action. Any person appointed as a member of the Board of Directors will adhere to this Information Management Regulations and is obliged to sign the Agreement for the Access and Use of Information.

The Directors must comply with the following special rules for the protection of information (including Confidential Information) of Bancolombia and the Companies. For the purposes of this section, the following definitions shall be taken into account:

• "Confidential Information" means all information, whether identified or not as confidential information, that the Director receives, whether oral, printed, digital, written or transmitted by any other means, including data messages and presentations at the Meeting, which is owned by or related to the Companies in which Bancolombia is a Relevant Partner, persons with whom Bancolombia has alliances or legal vehicles, persons or companies where any of the above has any direct or indirect participation, or the clients, suppliers or allies of any of the above, together with any notes, analyses, worksheets, compilations, comparisons, studies or any other document containing, reflecting, or being based on or generated by such information. Confidential Information includes, but is not limited to: (i) information from contracts with third parties, including, but not limited to, investment agreements, divestitures, joint ventures and potential M&A transactions, except for those terms and conditions that, pursuant to securities market disclosure rules, are required to be disclosed to the market and once such has occurred; ii) business plans and information about the future plans of the Companies, including short, medium or long term plans, or information about the plans of the Companies that have the object or that may give it a competitive advantage or an advantageous positioning against its competitors; (iii) technical, legal, accounting, commercial, operational and financial information; (iv) product and service plans; (v) information on costs, expenditures, prices; (vi) marketing reports; (vii) analyses, research and projections; (viii) information related to the telecommunications network, platforms and software; ix) the information of customers, suppliers, employees and/or shareholders including but not limited to past, current, and potential credit operations entered into with Bancolombia, and their financial conditions; x) the reports and minutes of the different instances of Corporate Governance, or others related to corporate matters; (xi) information on corporate strategy and competitive strategy; xii) information on human talent and compensation, including information regarding compensation of executives, administrators and employees; (xiii) financial information that has not been disclosed to the public in accordance with applicable disclosure rules; xiv) information on litigation or other legal actions for or against; (xv) documents which are subject to lawyer's professional secrecy; (xvi) contracts, agreements or documents subject to confidentiality, whether contractual or legal; (xvii) internal control information; (xviii) information from the institution's risk map, including credit risk reporting and analysis; and xix) valuation and technical analysis reports prepared by independent third parties or employees, including fairness opinions, adequacy or inadequacy opinions, media used for the preparation of valuations or opinions, including unpublished management projections, any forward looking statements, and forward-looking statements, and forward-looking statements. Management's analysis and discussions regarding the future financial performance of any of the Companies.

oReserved Information" means Confidential Information submitted to the knowledge of the Board of Directors restricted to one or more Directors as a result of the particular analysis carried out about the existence of aSituation of Competition or Conflict of Interest with any of the Companies.

a. Request and Access: the Directors are not authorized to act independently and separately from the Board of Directors, considering its collective nature, which requires that their actions obey decisions adopted as a corporate body. The Company will not address requests for information that are not made in accordance with the provisions set in this Section. When a Director considers that the review or analysis of information held by the Company is required, he or she shall recommend to the Board of Directors the corresponding request within the context of a meeting of the Board of Directors. Any request that management or the secretary receives in this regard outside of a meeting of the Board of Directors shall be brought to the Board for consideration for the next meeting. Thus, any request must be in writing and duly substantiated and must be sent to the institutional mail designated for that purpose. Requests for information made within the support committees of the Board of Directors shall be transmitted in the same way to the full Board of Directors to comply with the provisions of this Section. The chairman of the respective committee shall be responsible for transmitting the request to the Chairman and Secretary of the Board. If the Board of Directors does not approve such a request, the Director who made the recommendation has the right to request that his or her request be recorded in the minutes or in the documents relating to his or her management.

b. Delivery: if the Board of Directors, as a collegiate body and with the majority required by law and the Bylaws for the adoption of decisions of this body, authorizes the delivery of Confidential Information in accordance with paragraph (A) above, the Company's administration will deliver the Confidential Information requested by the Board of Directors in accordance with the following rules:

i.the administration will only deliver the Confidential Information that the Board of Directors indicates, as a collegiate body;
ii.the requested Confidential Information will be made available to the Board of Directors through the physical or electronic means appropriate for that purpose.
iii.if the Confidential Information delivered is Reserved Information, the procedure for the protection of Reserved Information of the Companies established in numeral 3.7.3 will be applied; and all Confidential Information submitted to the Board of Directors shall be subject to confidentiality agreements to be entered into by directors.

c. Abstention: Directors shall refrain from requesting or knowing any Confidential Information that is related to a Conflict of Interest or Competition situation with the Companies.

d. Disclosure: The Directors must disclose to the Board of Directors all personal circumstances that could potentially generate a Conflict of Interest or Competition situation with the Companies. Similarly, any change, on the reported circumstances, after the declaration, must be reported to the Board of Directors through its Secretary. When a Director considers that over another member of the Board of Directors exists a situation that should prevent him from accessing certain Confidential Information, he must inform the

Chairman of the Board of Directors, in order to apply the same procedure described in the previous paragraph.

e. Restricted Use: Directors must guard and protect the the Confidential Information to which they have access and, therefore, must:

i.use the Confidential Information exclusively to exercise their functions as Directors, always in the best interest of the Company (and, where applicable to the Companies), considering the interests of their associates, and, therefore, refraining from using it for any purpose other than the exercise of their functions (including, without limitation, competing with the Company or a Company, or to take advantage of opportunities that the Company or a Company could exploit);
ii.(2) before commencing their duties as members of the Management Board, enter into confidentiality agreements; and
iii.protect Confidential Information and use it in accordance with the provisions of confidentiality agreements.

f. Caution: Each Director acknowledges that the Confidential Information is property of the Company, its Affiliates or the Companies, as applicable. Each Director undertakes the responsibility to guard and protect the Confidential Information with the same level of diligence that a good businessman, expert and diligent, would use to fulfil this obligation, taking care of his most sensitive information. To do this, among other things, the Director must receive, retain, send and, in general, use the Confidential Information only through the secure devices and channels that the Company makes available to you.

g. Decision: The Board of Directors it’s in charge of evaluating and deciding on the existence, or not, of situations upon which its occurrence it is necessary to prevent access to Confidential Information by the Directors. The decision shall be taken by the Board without the participation of the evaluated Director. The decision thus adopted shall be binding on the Directors.

3.7.2. Reserved Information. Each Director agrees that, unless expressly authorized by the Board of Directors, he or she will be restricted from access to Confidential Information when the Director is in a Competitive or Conflict of Interest Situation under which he or she could exploit such Proprietary Information to the detriment of the Company or a Company.

3.7.3. Procedure for the protection of Reserved Information at meetings of the Board of Directors. In the ordinary and extraordinary sessions of the Board of Directors of Bancolombia, the following procedure will be implemented, in order to protect the Reserved Information of the Companies:

a.    The Secretary of the Board of Directors, or the President of the Company, will send the meeting´s agenda, including the express indication of the items on the agenda that, according to the declarations of Conflicts of Interest or possible Situations of Competition with the Companies, are considered Reserved Information over one or some of the members of the Board of Directors.

If the meeting of the Board of Directors is convened directly by two or more Directors, before the meeting, the Secretary will send a report to all members of the Board of Directors with the indication of the items on the agenda that would involve delivery of Reserved Information.

The procedure indicated in Section 3.7.1 will be applied, in case the items included in the agenda implicitly carry the request for Confidential Information.

b.    When making information available to the Directors prior to the Board of Directors, it will be evaluated whether such information contains Reserved Information. If so, the possibility of providing the information in an aggregated form, that allows maintaining its confidentiality, will be evaluated, thus preventing the Director or Directors from engaging in any conduct that affects the fulfillment of their duties or the interests of the Companies.

c.    Likewise, at the time of addressing the items on the agenda, related with Reserved Information, the possibility of addressing these points without presenting the information generated by the Conflicts of Interest and / or Competition situation with the Companies or presenting it in an aggregate form that allows maintaining its confidentiality will be evaluated. In these cases, the Board of Directors may meet and decide with the presence of the Director who is in this situation who may not have access to such Reserved information except as established in this section.

d.    In the event that it is not possible to add, omit or modify the Reserved Information, maintaining its confidentiality, the respective Director will not be given access to such information prior to the Board of Directors and he must withdraw from the meeting and refrain from participating in the deliberations and decisions related to the agenda item and this fact will be recorded in the minutes of the Board of Directors.

e.    In those cases in which there is no clear if certain information to be presented is Reserved Information or in cases where the Director does not agree with the decision taken for the treatment of Reserved Information, the matter will be submitted to the Board of Directors for its consideration so that it can decide on the reserved nature or not of the information, along with a recommendation for the handling of the case, which may be accompanied by opinions of independent and qualified experts in the field. The Director in respect of whom the situation is being examined shall refrain from such deliberation and decision. In the event of a tie, the information will be deemed to be Reserved Information.

f.    The restriction on access to Proprietary Information will end when the Companies disclose it to the general public, and access to it will be given to the Director with respect to whom such information was considered as Reserved Information, under the same terms and conditions under which it was made available to the other members of the Board of Directors.

g.    If the Reserved Information is requested or necessary for the operation of a support committee of the Board of Directors, the provisions of this Section shall apply. In such case, if there are differences with respect to the Reserved nature of the information, the matter will be submitted to the full Board of Directors to proceed in accordance with the provisions of this Section.

3.7.4. Compliance with the Information Management Regulations. None of the Directors may use the Confidential Information in violation to this Section and, to that extent, in the case of decisions upon Confidential Information its used, and until it is made public, they may not share such information, including the meaning of the decision, with any Person. Failure to comply with the provisions of this Section shall constitute a breach of confidentiality agreements entered into by the directors and shall be considered a material breach of the duties of the Director.

SECTION 4: PRINCIPLES AND MEASURES RELATED TO THE DISCLOSURE OF INFORMATION
With the purpose of providing a proper knowledge to the stakeholders of each Company, financial and non-financial information shall be revealed through the channels already established in this Code for such a purpose.
Among some other issues, each Company shall inform its shareholders and investors, when necessary, about the following:
a. Main foreseeable risks and relevant measures to face them, as well as the mechanisms used for risk management. Each Company shall determine the way to disclose these mechanisms to its shareholders.
b. The year-end financial statements issued by the Auditor. In the case of Bancolombia, disclosure of financial information - not audited - will also be made on a quarterly basis.

c. Relevant findings made by the Auditor and external audits hired by the Company. Reports containing such findings shall be disclosed as they are produced by the means established by law. Each Company shall determine the way it will disclose these findings to its shareholders.
d. Significant findings produced by the internal control systems implemented by the Company, as well as important projects associated to such a system and any relevant change in its structure.
e. Kinds of shares issued by the Company and number of shares issued for each type, shares in reserve, as well as rights and obligations resulting from each type of share.
f. Main shareholders. Bancolombia shall disclose those shareholders who are real beneficiaries of over 5% of the Company’s outstanding shares and all relevant changes in both share participation and control.

g. Agreements between the main shareholders known by the Company, which purpose is the shares, its rights, the exercise of such rights, the company’s management, among others.
h. Relevant businesses executed between the Company and its main shareholders, and with its Directors, Managers, and Main Executives, according to legal dispositions applicable to each Company or in this Code. Sections eight (8) and nine (9) of this Code establishes the disclosure rules on this matter.

i. Notice of the Assembly of Shareholders and any other information deemed as necessary for its development.

j. All other reports about relevant facts with respect to financial, risk, and internal control matters which can physically affect the Company.

These facts shall be disclosed as they occur through the information channels deemed as appropriate for each specific case, when necessary, through the appropriate information channel of the Companies issuing securities in Colombia
Relevant information published by Bancolombia S.A. shall be published through the mechanisms set by the Securities and Exchange Commission (hereinafter referred to as “SEC”) and shall also be available for investors on the Company’s website.

The Board of Directors of Bancolombia, through the Disclosure Committee will ensure the due revelation and disclosure of information to the market, as specified on sections 3.3. and 9.3. of this Code.
4.1. Information Channels for Shareholders, Investors, and Market in General.
The Group shall keep the following information channels with its shareholders, investors, and market in general:
• Corporate website: Bancolombia has a corporate website where it discloses corporate information, the structure and governance, its main products and services, the financial information, and the documents relating to Corporate Governance and Ethics, as well as contact mechanisms for stakeholders.

Bancolombia also has a Group’s website in both Spanish and English. Such website in its corporate information route has the sites “Investor Relations”, “Corporate Governance” and “Sustainability” that provides information of interest for investors, shareholders, and market in general.

This website can be accessed at: http://www.grupobancolombia.com.
The Companies will define the way and the information they will disclose on their websites, if they have one.

• Investor Relationship’s Office: The Investor Relationship’s Office of Bancolombia develops, among other things, the functions corresponding to the Shareholder and Investor Service Office.

The Investor Relationship’s Office shall provide clear and objective information about Bancolombia and its activities, allowing shareholders and investors to make informed decisions with respect to their investments in Bancolombia. Such a Management shall keep an ongoing contact with national and international shareholders, investors, and analysts.
Any stakeholder requiring information related to the provisions governing Good Governance and Ethics Standards in the Companies, shall address its request to the Investor Relationship’s Office that is the body responsible for sent such a request to the competent area and shall assure that the requestor may obtain an answer.
This office can be accessed visiting the Bank’s virtual branch at: www.bancolombia.com, writing to the following e-mails:
relacionconinversionistas@bancolombia.com
investorrelations@bancolombia.com
or in writing to:
Oficina de Relación con Inversionistas
Carrera 48 No. 26-85 Torre Sur
Medellín - Colombia
Notwithstanding, all other Companies are duly authorized to create a contact e-mail on their own website to have direct communication with their investors; they can also have a physical space for consultations and requests, as they may deem relevant and necessary.
• Management Report: Each Company shall annually prepare a document called Management Report which will include all the reports of the Board of Directors and the President to be submitted before shareholders, as well as individual and consolidated financial statements, when necessary, and evaluation of the Auditor or external auditor, as applicable, and notes to the financial statements as well.
• Bancolombia, shall also publish relevant information of other Companies of the Business Group, whenever such information is relevant and material for reaching Bancolombia´s Business Group objectives.
Relevant information is that which would have been taken into account b a prudent and diligent expert when purchasing, selling or keeping securities, as well as which would have been taken into account by a shareholder when exercising his/her political rights in the respective shareholders’ meeting or competent body, according to legal regulations applicable to Bancolombia.

Bancolombia has defined the procedures, those responsible, the terms and, in general, the structure necessary to fully and timely disclose the relevant information that may be of interest to the market, as well as the updating of basic information of the entity, with the support of the Disclosure Committee, pursuant to section 3.3. of this Code.

Shareholders, investors, and market in general shall be entitled to consult at any time the relevant information of the Bank on the Financial Superintendency website: www.superfinanciera.gov.co, and information of Bancolombia on the Company’s website.
• Bancolombia shall publish quarterly reports with information about its performance, to be made available for shareholders and market in general, both in Colombia and abroad.
Likewise, Bancolombia shall refer through the USA “SEC” an annual report under the 20F Form, with information about the Bank’s results during the year.

Relevant information published by Bancolombia S.A. shall also be published through the mechanisms established by SEC pursuant to the applicable rules for foreign issuers listed in the United States.
• National and International Meetings and Conference Calls. Bancolombia’s management shall celebrate on-site and conference calls with national and international investors and shareholders. Meetings and conference calls shall be held by the Presidency within a specific period of time duly informed though its website, with the purpose of providing information about the Bank’s results and its general operation.
• Confidentiality. According to provisions of the Code of Ethics and Conduct, the employees of the Group’s companies shall keep due reservation about the work documents and confidential information under their custody or that information they have had access to for their positions. Therefore, they shall control and avoid an undue use of such information in any office of the Company they work for or avoid its knowledge by people not authorized to know this information or people not belonging to the respective area.
Also, they are not allowed to disclose or transfer to other officers or third parties, technologies, methodologies, know-how, and industrial, commercial or strategic confidential information of the company, its customers or suppliers. They are not allowed to disclose or transfer this kind of information to people who have had access to that information due to their positions. Likewise, they shall not have or try to have access to information deemed as industrial, commercial or strategic confidential information in an illegal manner.
4.2. Risk Rating Agencies: The Group’s companies shall be entitled to hire independent securities rating companies with the purpose of conducting relevant analysis and reporting to market about the probability of making timely payments of obligations resulting from securities issued by the Company and, in general, giving an opinion about the Company’s qualities as a market generator according to terms contemplated in the norms governing such activity.
The Companies will be also rated by other international firms which will evaluate the entity’s situation and publish relevant reports on a periodical basis.
Additionally, each issue of bonds or trade papers of the Company will be accompanied with a risk and investment rating conducted by independent and international securities rating companies.

4.3. Bond Holders. Bancolombia enforces the regulations related to Ordinary Bond Holders Assemblies, ensuring its holders the full compliance with legal provisions and conditions defined in the respective prospects for emission and colocation, which are available in the website.
4.4. Money Laundering and Terrorist Financing Risk Management System. The Group shall have an integral system for prevention and control of money laundering and illegal events whose basic principles are to know the customer, to determine movements of each user and client, market knowledge, detection and analysis of unusual operations, and to determine and report suspicious operations. In order to verify compliance with this integral system, a Compliance Officer has been appointed for each Company where regulation demands operation of this system and policies will be included for prevention and control of money laundering to include norms and policies which should be followed.
4.5. Financial Consumer Defense Office: The Group’s Companies that are supervised by the Colombian Financial Superintendence have a Principal Financial Consumer Representative and a Substitute Financial Consumer Representative, both duly appointed by the General Shareholders Meeting. The Financial Consumer Representative shall act as spokesperson for customers or users before the Company and shall objectively resolve, with no charges, all individual complaints within the legal terms, which consumers may file when the complaint is related to any noncompliance in legal or internal regulation regarding the financial services or the quality of them, offered by the Group´s Companies.
As a sign of respect for the rights of customers and financial consumers, with the purpose of assuring total transparency in all their operations, the Companies supervised by the Financial Superintendency of Colombia commit to follow all decisions made by the Financial Consumer Representative, if the customer agrees.
If, in the nomination, appointment and provision of services of the Financial Consumer Representative, Grupo Bancolombia´s management is immersed in a conflict of interest, the conflicted party must follow the procedures set forth in section 8 of this Code.

Likewise, if the Financial Consumer Representative is immersed in a conflict of interest regarding a financial consumer, he must refrain from acting, and in that case the Substitute Financial Consumer Representative will act. The foregoing, without prejudice to the fact that the conflict must be brought to the attention of the Compliance Officer, to deliver guidelines for the proper administration of the conflict.

Grupo Bancolombia´s management, as well as the Financial Consumer Representative, have the responsibility of identifying any situation that confronts them with a conflict of interest and comply with the procedure established in this Code for its proper administration.

SECTION 5: PRINCIPLES AND MEASURES ASSOCIATED TO THE CONTROL ARCHITECTURE

For Grupo Bancolombia, the control architecture is an essential element of the Corporate Good Governance which involves aspects relating to the Internal Control System and the Risk Management System in such a way that a government structure can be assured and internal policies and guidelines of each company can be consistent with the achievement of strategic objectives established by the Group.
For this purpose, the Companies, based on the nature, structure, and volume of each company’s operations, shall define clear action rules relating to the control architecture and shall make their best efforts to strictly comply with norms applicable to the sector they are involved in.
5.1. Internal Control System. The Group has an Internal Control System based on the Group’s set of values, and corporate culture, duly developed through policies, norms, procedures, and actions which allow the management to assure on a reasonable way that the incorporation of suitable, sufficient, and adequate control procedures any risk faced by the companies does not affect compliance with its basic and strategic objectives.
The Internal Control System is a useful tool for reaching the entity’s objectives, the time spent trying to complete its operations and activities according to internal norms, and regulations applicable to each company.
With the Group’s commitment to have an solid Internal Control System that guarantees sustainability and retention of the Group’s businesses throughout time; the Boards of Directors of the Companies, through their Audit Committees, shall periodically review the elements and components of such a System with the purpose of developing corrective measures and incorporate new national and international standards applicable to this area.

The Group will take the COSO and COBIT standards as a reference and will ensure that the Internal Control System complies with the rules and practices that are applicable in each jurisdiction and with the provisions or standards required for issuers registered with the SEC.

5.2. Risk Management System: The Risk Management System of each Company of Bancolombia´s Business Group encompasses the definition of risk policies and guidelines, specific objectives for risk management, definition and implementation of the system components (identification, evaluation, measurement, management, monitoring, and reporting of risks), creation and follow-up of a risk map, as well as minimum and maximum exposure limits, among others.
At Bancolombia´s Business Group, general risk management policies and objectives take financial companies into consideration, so that cohesion and control can be achieved with them.

Internal Control and Risk Management systems require organizational culture and philosophy based on principles such as self-control, understood as the capacity of all people of the organization to take control into consideration as an inherent part of their responsibilities and decision-making processes.
Based on such principle and pillars such as internal control and risk culture and philosophy Bancolombia´s Business Group has, the Companies have implemented necessary mechanisms to effectively communicate, at all levels of the organization, such culture with the purpose of assuring with the information provided that all employees of Bancolombia´s Business Group understand the importance and the role that a risk management and an appropriate identification of controls have for business sustainability.
5.3. Compliance programs. Bancolombia Group has compliance programs which objectives are: (i) to promote the fulfillment of applicable regulation and corporate policies in each of the Companies, (ii) to promote ethical standards inside the Organization and (iii) to protect the reputation; all this within an approach based on risks linked to the purpose and strategy.
In relation to integral management and administration of compliance risk at a corporate level, Bancolombia Group will have a Compliance Officer, who will report to the Auditing Committee and the Board of Directors and will be responsible for ensuring the execution of guidelines defined by the Board of Directors in relation to compliance and to promote the ethics, integrity and transparency, reflection of the Group´s culture.
5.4. Control Bodies. Notwithstanding the internal control responsibilities that correspond to employees in the performance of their duties, the following bodies are responsible for monitoring the control architecture efficacy:
- Fiscal Auditor: The Companies shall have a Fiscal Auditor or external auditor, as legally or statutorily obligated; who shall execute the functions contemplated in relevant applicable regulations, and audit shall be subject to provisions thereof, without prejudice of provisions set forth in the Company’s Bylaws.
The Fiscal Auditor or External Auditor shall be elected by the General Assembly of Shareholders for two-year (2) periods. Shareholders’ Assembly shall be responsible for setting the auditor’s remuneration and removing him/her when necessary.

Election of the Fiscal Auditor shall be made through a competitive process, whereby proposals will be solicited for the provision of external auditing services from auditors or audit firms that have the capacity to provide such services to the Companies.

The Audit Committee shall conduct an objective evaluation and with total transparency of the received proposals. The selection and evaluation process must include the analysis of the proposals, and aspects such as the offered services, costs and fees, experience, knowledge of the sector, etc will be evaluated. The evaluation will also include within its criteria the registration of the firm with the Public Company Accounting Oversight Board – PCAOB. Following the evaluation conducted by the Audit Committee, the proposal for the appointment of the external auditor and the setting of fees is presented to the assembly by the Board of Directors.

Bancolombia shall not appoint a Fiscal Auditor who has been a person or an entity that had received income from the Companies and/or their economic group, representing twenty five percent (25%) or more of his/her last annual income. Likewise, the Group’s Companies shall not hire with the Fiscal Auditor of its affiliates, services different from those directly or indirectly related to the audit.

Bancolombia’s Audit Committee shall make its best efforts to avoid that one audit firm provides services to Grupo Bancolombia for a period of time exceeding ten (10) years, renewable for a period of ten (10) years by decision of the Board of Directors and shall make sure that the audit firm has implemented international practices concerning staff rotation.
The audit firm shall rotate natural persons who may be executing such a function, at least every five (5) years. The persons who have been rotated can only retake audit of the same Company after a two-year period. Same periods shall apply when the Auditor is a natural person.
Grupo Bancolombia shall make its best efforts to have only one Audit Firm or External Audit for all the Companies.

Furthermore, the Audit Firm may not be an associate of the same company or its subordinates, or someone who holds any other position in the Bank and is related by marriage or kinship within the fourth degree of consanguinity, civil first degree or second degree of affinity or who is an associate of a member of management, senior management, auditor or accountant for Bancolombia.

Whoever holds the position of Audit Firm may not hold any other position or have any different role within the Bank or its subordinates, other than the external audit function and it is also prohibited from celebrating contracts with the company or acquiring any shares in it.
In his/her report to the Assembly of Shareholders, the Auditor shall include, in addition to comply with legal requirements, all relevant findings found so that shareholders and all other investors can obtain necessary information to make decisions on relevant amounts.

- Internal Audit: The Internal Audit, as the third line, is responsible for enhancing and protecting the value of the organization by providing assurance, advice, and risk-based analysis. It is the area in charge of evaluating the internal control system, and allows the Board of Directors, the Audit Committee, the other supporting committees of the Board, and Senior Management to fulfill their oversight role and validate the proper functioning of the organization's Internal Control System.

SECTION 6: PRINCIPLES AND MEASURES RELATED TO CAPITAL INVESTMENT OF THE GROUP IN OTHER COMPANIES

The Group shall direct its actions so that the Companies in which it has capital investments have better standards of corporate governance, such as:

a.To give equitable treatment for shareholders and to assure respect and compliance with legal provisions and bylaws associated to the shareholders’ rights.

b.To celebrate meetings with a minimum yearly recurrence where managers can present relevant management reports, financial statements (including notes to financial statements), and other information which can be relevant for shareholders and their investment in the Company.
c.To process information requests, petitions, complaints or claims of the shareholders and to assure a timely response to the same.
d.To establish necessary mechanisms with the purpose of assuring confidentiality of the Company’s and the shareholders’ information, as well as setting prevention and control mechanisms to avoid use of confidential information.
e.To establish necessary mechanisms with the purpose of having an alternative solution to possible conflicts which can arise with shareholders, such as direct agreements, arbitration, conciliation, etc.
f.To have high ethical standards to develop their businesses.

The Companies shall refrain from supporting with its vote any proposal that can violate provisions named above.

SECTION 7: PRINCIPLES AND POLICIES RELATING TO THE ORGANIZATIONAL STRUCTURE OF GRUPO BANCOLOMBIA
In order to comply with Bancolombia´s Business Group purpose, the Board of Directors of Bancolombia, as parent company, has decided to implement and incorporate a corporate strategy to govern the actions of all the Companies of the Business Group for achieving its purposes and using synergies for maximizing value and sustainability.
An organizational structure has been implemented based on the following principles:
a. The structure should assure an implementation integrated to and coordinated with the corporate strategy, where businesses in each country can be viewed as part of the global strategy, assuring that all business and supporting functions have a common objective.
b. Integral government vision of all of the Companies of the Business Group, both at a national and an international level, at the head of the Bank’s President, with clear reporting lines and accountability.
c. The Bank’s President, with the support of Senior Management shall be the person who will address goals and objectives of each business of the Business Group and validate the strategic execution and plans by assuring that they are consistent with the Group’s context.
d. The Bank, as the holding of the Group, has Corporate Vice-presidents at a financial, service, legal, risk, and audit levels, who shall be responsible for their own actions in all countries.

e. The Bank´s President, with the support of the Corporate Vice-presidents, will define and nominate the nominees to be members of the Board of Directors of the Companies, with the exemption of Bancolombia S.A.

The Corporate Vice-presidents, according to the instructions given by the Bank´s President, may be part of the Board of Directors of these Companies.

f. At an international level, the Group’s companies have a local responsible person (Local Presidents) in each jurisdiction, whose function is to lead the execution of the strategy defined by the parent company and representation of the Group within the country, assuring knowledge of local realities. Local Presidents shall report to the Board of Directors of their companies.
g. Concerning risks, audit, and money laundering prevention, the local responsible persons in each country, as well as the Corporate Vice-presidents in charge of the respective duties, shall report to the local Board of Directors and the parent company through their Audit and Risk Committees.
h. The Bancolombia´s Business Group companies in Colombia have established a shared service model for executing processes with multi-company teams; this model is used to identify functions and common processes of the companies or business units.
This model is intended to reach a unique integral management of processes to manage efficiency and compliance with policies and guidelines given by the holding Group. The model is also intended to reach the company’s purposes, consistency of information, automation, measurement, documentation, contingency support, scalability, and standardization.
Under this system, each company shall provide human talent and assume operating costs before third parties.
Provided that this is a viable and beneficial model, it shall be extended to the companies in other jurisdictions.
Structure and operation of Grupo Bancolombia shall follow regulatory requirements applicable to the companies, according to the norms applicable to each of them.

SECTION 8: PRINCIPLES AND GUIDELINES RELATED TO CONFLICT OF INTERESTS
Grupo Bancolombia understands a conflict of interest as the situation in which a person, having to make a decision regarding an act or business, or being able to influence its adoption, is faced with two or more interests that are contrary and incompatible with each other, in such a way that any alternative of conduct chosen leads to the favoring of one of the interests over the others.

Conflicts of interest may arise in any of our managers and their existence is not in itself reprehensible. However, acting in a situation of conflict of interest, without it being disclosed and administered, may lead to an inappropriate conduct, hence the maximum prudence of the senior management is expected when faced with a real conflict of interest or apparent.

8.1. Situations that may give rise to a conflict of interest

Due to the impossibility of describing all potential conflicts of interest, the Group relies on the commitment, transparency, good judgment and good faith of its managers: Directors, Senior Management and first and second level executives of the Companies, for the administration of their personal and professional affairs and for the management of situations that may entail a conflict of interest.

Grupo Bancolombia's Code of Ethics and Conduct broadly includes the regime defined for the prevention and management of conflicts of interest of employees in general. In addition to the regime and as an example, below you may find the following situations identified that generate conflict of interest for our management:

•Directly or indirectly (through interposed Persons, Affiliates or Persons in which the Director or an Affiliate of the Director is a Management Officer, or others) possess companies or businesses that carry out similar activities or that imply competition for the entities by the Group or be, directly or indirectly (including through interposed Persons, Affiliates or Persons in which the Director or an Affiliate of the Director is a Management Officer), a partner, employee, senior mangamenet or advisor of the same, except in the case of compliance with instructions given by the Bancolombia Group

• Directly or indirectly (including, but not limited to, through interposed Persons, Affiliates or Persons in which the Director or an Affiliate of the Director is a Management Officer) companies or businesses that carry out similar activities or that imply competition for the entities by the Group or be, directly or indirectly (including through interposed Persons, Affiliates or Persons in which the Director or an Affiliate of the Director is a Management Officer), a partner, employee, senior mangamenet or advisor of the same, except in the case of compliance with instructions given by the Bancolombia Group.

Directly or indirectly (but not limited to, through interposed Persons, Affiliates or Persons in which the Director or an Affiliate of the Director is a Management Officer), make any personal investment in a personal investment in a company, if said investment could affect or appear to affect, its ability to make impartial and objective decisions regarding business related to the Group.

• Participate in the evaluation, analysis or business decision making in Grupo Bancolombia, whenever the senior management has directly or indirectly but not limited to, through interposed Persons, Affiliates or Persons in which the Director or an Affiliate of the Director is a Management Officer), a personal or family interest in the respective business.

Additionally, section ten (10) of the Code establishes prohibitions for the senior management of the Companies.

8.2. Conflicts of Interest that may arise in Transactions with Related Parties

Bancolombia Group promotes the execution of agreements and contracts between the Companies of the Bancolombia Group, between them and their related parties, as well as operations between entities that make up the SURA Bancolombia Conglomerate and between these and their related parties, hereinafter Transactions with Related Parties.

Said Transactions with Related Parties are not considered by themselves as conflictive.

However, there is the possibility that the senior management involved in decision-making related to such transactions, agreements and contracts may be faced with conflicts of interest.

That is why, in addition to requiring that Transactions with Related Parties be carried out only when they are not prohibited by the applicable regulation and with strict compliance with the parameters defined therein, managers shall observe the following series of internal policies and guidelines defined:

• Ensure Transactions with Related Parties do not jeopardize the ability of the companies involved to fulfill their obligations to third parties.

• Ensure that Transactions with Related Parties are made at arms-length, at prices that are within the ranges of market operations that are comparable in terms of quality and quantity of the goods or services involved and the credentials and experience of the respective counterpart. In the event that there is no market that serves as a reference framework, the transactions will be carried out at objectively comparable prices, taking into account the potential synergies and commercial alliances between the Companies and trying to avoid the transfer of value as opposed to the rights of other shareholders.

Section nine (9) of this Code includes additional good governance procedures that are established for Transactions with Related Parties.

8.3. Procedure for the management, administration and disclosure of situations that could give rise to a conflict of interest

The Group considers that those situations that could give rise to conflicts of interest should be managed and resolved in accordance with the particular characteristics of each case. In any situation where doubts exist regarding the potential existence of a conflict of interest, the Director, administrator or officer will be bound to proceed as though it existed and the procedure established for this purpose by these Bylaws, the Code of Good Governance, or any other regulations or policy applicable as a result of belonging to a financial conglomerate, under applicable law, will be followed.

Conflicts of interest can be classified as permanent and sporadic. It will be understood that a conflict of interest is of a permanent nature when the person is incapable of exercising the position or is unable to make decisions related to the complete set of company operations. Other conflicts of interest shall be construed as sporadic.

The Companies shall not appoint as their managers, people who are in a situation of permanent conflict of interest, when said permanent conflict of interest is related to the expected functions of their position.

Managers who are faced with a possible conflict of interest or consider that they may be facing one, must proceed in accordance with the following provisions:

•When a Director (member of the Board of Directors) finds that in the exercise of their duties they may be faced with a conflict of interest, they or any other director aware of the potential conflict, shall immediately inform the other members of the Board of Directors The director in a conflict situation shall, in any event, refrain from discussing and deciding on the matter giving rise to the conflict of interest; and the Board shall deliberate and decide without the participation of the directors in conflict if they are not required to form the quorum required to deliberate and decide. Otherwise, the dispute will be submitted to the competent body according to the regulations, including special regulations for financial conglomerates.

•Special rule for transactions between companies of the SURA Bancolombia Conglomerate. When a Director (member of the Board of Directors) of Bancolombia is faced with a decision that meets the following characteristics:

oIt is a transaction, act or business whose approval corresponds to the Board of Directors, and
oThe transaction, act or business is celebrated with Grupo Sura – Financial Holding, or with a company belonging to the Sura Bancolombia Conglomerate or with one of its related parties, other than a subsidiary or subsidiary of Bancolombia, hereinafter the Conglomerate Counterpart, and

oThe Director is at the same time manager of the Conglomerate Counterpart or senior management of a Company that controls the respective Counterpart company.

In these cases, the Director must bring the situation to the attention of the Board of Directors, providing information about the circumstances that generated the conflict of interest and shall refrain from intervening or influencing the adoption of the decision, in such a way that he/she must refrain from participating in the deliberation and adoption thereof. The foregoing, notwithstanding the voting of the Shareholders' Meeting when required.

The Secretary of the Board of Directors will record the abstention in the respective minutes. Decisions on the act or business will be made by the Board of Directors with the vote of the majority of the members present, excluding the vote of the respective Director.

Whenever the requirements of section nine (9) of this Code are met, these transactions may give rise to special corporate governance procedures.

•In cases where the President or General Manager of a Company may be faced with a possible conflict of interest originated in personal situations or of his/her related parties, he/she must immediately inform the President of the Board of Directors of the respective Company, who will guide the management of the situation and its raising to the Board of Directors when deemed necessary.

•Other members of Senior Management who are faced with a possible conflict of interest, must inform the President of the respective Company, who will guide the management of the situation.

8.4. Disclosure

In the case of Transactions with Related Parties, the annual report that is made available to the General Shareholders' Meeting shall include the information related to situations of potential conflicts of interest that have been known and managed as established in this section. The disclosure will account for the decisions and actions taken in this regard.

SECTION 9: PRINCIPLES AND MEASURES FOR TRANSACTIONS WITH RELATED PARTIES

The Companies offer their financial products and services and develop alliances or agreements with other companies of the Bancolombia Group, entities of the Conglomerate and other natural or judicial persons that by regulation are considered related.

It is common for our affiliates to have financial products with the Companies and to carry out day-to-day transactions with them, hence the importance of having high standards of good governance and transparency for carrying out transactions and entering into agreements and contracts in said Transactions with Related Parties.

9.1. Bancolombia map of associates: Without prejudice of other legal and contractual definitions that Bancolombia must comply with associates or related parties, for effects of the Corporate Government the following natural or juridical persons shall be deemed as Related Parties:
•Companies subject to the control of Bancolombia.

•Members of the Board of Directors and Senior Management of Bancolombia.

•Spouse and children of Bancolombia Board of Directors members, and Senior Management of Bancolombia.

•Capital investments greater than 10% in corporations carried out by Bancolombia’s Board of Directors Members and the Senior Management of Bancolombia.
•Grupo Sura, financial holding company, its subordinate companies and the entities that make up the SURA Bancolombia Conglomerate.

•Other Bancolombia shareholders owning over ten percent (10%) of the Bank's capital stock. In this case, the entities under the control of the respective shareholder will be included as Related Parties.

9.2. Corporate Governance Rules applicable to Transactions with Related Parties. The operations executed between Bancolombia and its Related Parties, from a good governance perspective, shall be classified as (i) recurrent or non-recurrent, (ii) material or non-material.
9.2.1 A recurrent operation shall be understood as that operation corresponding to the ordinary course of the business of the Companies. Recurrent operations involve the following, among others that the Bank develops in the ordinary course of its business:
•Active credit operations
•Operations to raise funds, payments, and collections
•Treasury operations and currency purchase and sale operations
•Agreement for the use of Distribution Channels
•Stock market operations
•Structuring and investment banking operations.
•Trust businesses
•Leasing operations
•Businesses resulting from collective investment funds.
•Factoring operations
•General framework contracts, adhesion or standardized contracts for financial products and services.
•Purchase of movable and immovable property intended for leasing, rental, and use.
•Capital contributions to subsidiary companies.

Recurrent operations will not require a recommendation of the Audit Committee or prior approval from Bancolombia’s Board of Directors, notwithstanding the amount, except otherwise provided by law or by statutory disposition.

Regarding non-recurring operations, their materiality will be analyzed as provided in paragraph 9.2.2. herein.

9.2.2. Non-recurrent operations shall be deemed material when its amount is equal or exceeds USD 20 MM.
Material and non-recurrent operations shall be attached with a report containing the criteria that were taken into consideration for determining the price and other conditions of the transaction; this price should be previously known by Bancolombia’s Audit Committee. With the approval of the Audit Committee, relevant operations can be executed whether or not they are submitted to the approval of the Board of Directors when needed; the approval of the Board of Directors shall require a quorum of fifty percent (50%) plus one (1) of the Board members, and the majority of the independent Directors.

When applicable, the procedure for the management, administration and disclosure of situations that may give rise to a conflict of interest provided in section eight (8) of this Code shall be applied.

If the non-recurring operation has an amount below USD 20 MM, it is considered to be non-material and therefore it will not be required to carry out the aforementioned procedure. These operations shall be reported to the Audit Committee within the month following their celebration or at the next committee meeting.

Capital contributions of Bancolombia in its subsidiaries, in accordance with the Bylaws, will require approval of the Board of Directors.

9.3. Disclosure.
Bancolombia shall disclose its Transactions with Related Parties within the notes to the financial statements of each exercise. Material operations shall be disclosed in the Corporate Governance report made available for the shareholders.

9.4. Principles applicable to transactions between companies of the SURA Bancolombia Conglomerate

Transactions of Grupo Bancolombia with entities of the Conglomerate will comply with the following principles:

a. Business relationships as clients of products and services reflect the interest that each of the parties has in obtaining the best conditions for their own business with full freedom to compete for their business, according to price and service conditions.

b. The provision of financial services by Grupo Bancolombia to the entities of the Conglomerate will be preceded by the profitability analysis, and the offer of products and services will be made at prices in accordance with the generation of value. The prices will always seek that the business relationship, as a whole, generates a financial contribution to the Bancolombia Group.

c. The Board of Directors will be aware of those transactions that by legal or statutory provision are within the scope of this body.

d. Transactions of Grupo Bancolombia with entities of the Conglomerate shall have as a fundamental premise compliance with legal regulations.

e. Transactions of Grupo Bancolombia with entities of the Conglomerate must not jeopardize the ability of the Companies to comply with their obligations to third parties.

f. Transactions of Grupo Bancolombia with the entities of the conglomerate shall be carried out at arms-length terms, meaning prices that are, within market ranges, in operations that are comparable in terms of the quality and quantity of the goods or services involved and the credentials and experience of the respective counterpart. . In the event that there is no market that serves as a reference framework, the operations will be carried out at objectively comparable prices, taking into account the potential synergies and commercial alliances between the Companies and trying to avoid the transfer of value as opposed to the rights of other shareholders.

g. Taking into account the existing regulations for financial conglomerates in Colombia, it is necessary that between the entities of Grupo Bancolombia and Grupo Sura, as a financial holding company, there is exchange of additional information in order to comply with obligations before the Financial Superintendence of Colombia. Said exchange of information will be framed in protocols that compromise the use of the information only for the purposes for which it was delivered and that includes procedures and actions aimed at maintaining, protecting and giving adequate treatment to confidential and privileged information.

SECTION 10: PROHIBITED SITUATIONS FOR MANAGERS
The Group has identified a set of prohibited situations which shall be observed by managers of the Group’s companies. Such situations are the following:

•Refrain from participating, directly or through an intermediary, for their own benefit or for the benefit of third parties, in activities that involve competition with the company or acts that give rise to conflicts of interest.

•To refrain from participating in activities, businesses or operations contrary to law or to the Group’s interests, which may damage the compliance of his/her duties and responsibilities or put at risk the reputation of the Group.

•To refrain from making any business or operation based on feelings of friendship or enmity.

•To refrain from advising the execution of an operation, based on privileged or confidential information he/she may know for his/her activities or position in the company.

•To avoid obtaining personal or family benefits from suppliers, contractors, third parties, customers or users, except for what has been set in the Code of Ethics and Conduct for gifts and invitations.
•To refrain from offering, requesting or accepting commissions or any other remuneration in any transaction or business in which the Group is involved, with the purpose of assuring the effectiveness or the results from such business or transaction.
•To refrain from granting any kind of discounts, preferential rates, reductions or exemptions, based on friendship or kinship or which do not correspond to the Group’s trading policies.

•To act as advisors, proxies or representatives of customers or third parties’ businesses that have interests incompatible or contrary to those of Grupo Bancolombia.

SECTION 11: GOOD GOVERNANCE CODE COMPLIANCE PRINCIPLES AND MEASURES
Any violation of the procedures or standards contained in this Code, as well as in the Group’s Code of Ethics and Conduct, either by omission or by action during the execution of their obligations, will entail for such director, manager or officer who violates them, the imposition of the corresponding penalties or sanctions in each case pursuant to the provisions of the Substantive Labor Code, the Internal Labor Regulations, The Organic Statute of the Financial System, and current applicable regulations, without prejudice of the civil or criminal liability actions which will be executed by the representatives of the Company.

In order to assess the penalty, factors such as prior records, losses for the Company or the customers, among others, will be taken into consideration. Such provisions will be included in relevant agreements and will be reported to the managers.
Claims Related to the Good Governance Code
Shareholders and investors of each one of the Companies shall be entitled to submit requests before Grupo Bancolombia’s Investor Relationship Office or the Presidency of the other Companies, if they think there has been a failure to comply with the Good Governance Code; in these cases, the Company’s Management, through such Office or area, shall provide a clear and sufficient answer to the requester with diligence and on a timely basis.
By using the same means, shareholders and investors shall be entitled to submit claims and complaints before the Auditor, for failures to comply with the Good Governance Code. In these cases, the Company shall provide a timely reply to the requests of the Auditor in relation to the claim and will accept requests submitted when the mentioned failure to comply is established.
Any amendment, modification or supplement made to this Code will be informed on Bancolombia´s website.